AGREEMENT AND PLAN OF MERGER

by and among

STERICYCLE, INC.,

a Delaware corporation,

ATMW ACQUISITION CORP.,

a Delaware corporation,

MEDSERVE, INC.,

a Delaware corporation,

and

AVISTA CAPITAL PARTNERS, L.P.

as Shareholders’ Rep

Dated:  May 9, 2009

TABLE OF CONTENTS

Page

1.

DEFINITIONS AND RULES OF CONSTRUCTION

1

1.1

Definitions

1

1.2

Rules of Construction

10

1.3

Disclosure Schedules

11

2.

TERMS OF THE MERGER

11

2.1

The Merger

12

2.2

Effects of the Merger

12

2.3

Effective Time of the Merger

12

2.4

Directors

12

2.5

Officers

12

2.6

Effect of the Merger on Company Stock, Etc

12

2.7

Exchange of Certificates

15

2.8

Payment of Merger Consideration

16

2.9

Closing

17

3.

REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

17

3.1

Organization; Good Standing; Power

17

3.2

Capitalization; Options; Shareholder Rights

18

3.3

Authority; Validity; No Conflicts

19

3.4

Interests in Other Entities

19

3.5

Governmental Authorizations; Third-Party Consents

19

3.6

Financial Statements; Books and Records

20

3.7

Absence of Certain Changes

20

3.8

Contracts

22

3.9

Customers

24

3.10

Suppliers

24

3.11

Tax Matters

24

3.12

Litigation

26

3.13

Compliance with Applicable Laws

27

3.14

Environmental Matters

27

3.15

Permits

28

3.16

Title to Assets; Condition of Personal Property; Real Property

29

3.17

Accounts Receivable

30

3.18

Absence of Undisclosed Liabilities

31

3.19

Intellectual Property

31

3.20

Insurance

32

3.21

Bank Accounts and Credit Cards

32

3.22

Employee Arrangements; ERISA

32

3.23

Employees

34

3.24

Absence of Certain Business Practices

35

3.25

Product Warranty; Product Liability

35

i

3.26

Brokers

3.27

Affiliated Transactions

36

3.28

Bonds, Letters of Credit and Guarantees.

36

3.29

Disclosure

36

4.

REPRESENTATIONS AND WARRANTIES OF THE BUYER

36

4.1

Organization and Power

36

4.2

Authority; Validity; No Conflicts

36

4.3

Brokers

37

4.4

Governmental Authorizations; Third-Party Consents

37

4.5

Sufficient Funds

37

5.

COVENANTS

38

5.1

Investigation by the Buyer

38

5.2

Carry on in Ordinary Course

39

5.3

Exclusive Dealings

41

5.4

Commercially Reasonable Best Efforts

41

5.5

Shareholder Approval

41

5.6

Supplemental Disclosure

41

5.7

Access to and Preservation of Records

42

5.8

Indemnification

42

5.9

Maintenance of Insurance

43

5.10

Resignations

43

5.11

Public Announcements

43

5.12

Licenses and Certifications

43

5.13

280G Covenant

44

5.14

Non-Disparagement

44

5.15

HSR Act Filings.

44

5.16

Environmental Reports

45

5.17

Section 3.18(b) Companies

45

6.

CERTAIN TAX MATTERS

45

6.1

Allocation of Liability for Taxes

45

6.2

Straddle Period

46

6.3

Preparation and Filing of Tax Returns

46

6.4

Refunds of Taxes; Amended Returns; Carrybacks; NOL Carryforwards

47

6.5

Tax Controversies; Assistance and Cooperation

48

6.6

Certain Taxes

49

6.7

Relationship to Sections 3.11 and 9

50

7.

CONDITIONS TO CLOSING

50

7.1

Conditions to Each Party’s Obligation to Effect the Merger

50

7.2

Conditions to the Buyer’s Obligation to Close

50

7.3

Conditions to the Target’s Obligation to Close

52

8.

TERMINATION

53

8.1

Termination

53

8.2

Effects of Termination

9.

SURVIVAL; INDEMNIFICATION

54

9.1

Survival of Representations

54

9.2

Indemnities of the Shareholders

54

9.3

Indemnity of the Buyer

55

9.4

Procedures for Indemnification; Defense

55

9.5

Limitations on Indemnification

57

9.6

Payment of Indemnification Payments

57

9.7

Calculation of Losses

57

9.8

Exclusive Remedy

58

9.9

Treatment of Indemnity Payments

58

10.

MISCELLANEOUS PROVISIONS

58

10.1

Execution in Counterparts

58

10.2

Notices

58

10.3

Amendments; Waivers

59

10.4

Entire Agreement

59

10.5

Fees and Disbursements

60

10.6

Assignment

60

10.7

Binding Effect; Benefits

60

10.8

Severability

60

10.9

Appointment and Duties of the Shareholders’ Representative

60

10.10

Governing Law

64

10.11

Specific Performance

64

10.12

Arbitration

64

10.13

Mediation.

EXHIBITS:

Exhibit A	Form of Escrow Agreement
Exhibit B	Net Merger Consideration Payment Schedule
Exhibit C	Form of Letter of Transmittal

SCHEDULES:

Schedule 1.1(c)	Closing Employee Payments
Schedule 1.1(n)	Noncompete Payments
Schedule 1.1(p)	Shareholders’ Percentage Interests
Schedule 3.1	State Qualifications
Schedule 3.2	Capitalization
Schedule 3.3(c)	No Conflicts
Schedule 3.4	Interests in Other Entities
Schedule 3.5	Governmental Authorizations; Third-Party Consents
Schedule 3.6(a)	Company Financial Statements
Schedule 3.6(b)	Exceptions to GAAP
Schedule 3.7	Absence of Certain Changes (exceptions)
Schedule 3.8(a)	Material Contracts
Schedule 3.9	Customers
Schedule 3.10	Suppliers
Schedule 3.11	Tax Matters
Schedule 3.12	Litigation
Schedule 3.13	Compliance with Applicable Laws (exceptions)
Schedule 3.14(a)	Environmental Matters (exceptions)
Schedule 3.15(a)	List of Permits
Schedule 3.15(b)	Permits Matters (exceptions)
Schedule 3.16(a)	Title to Assets
Schedule 3.16(b)-(i)	Real and Personal Property Matters
Schedule 3.17	Accounts Receivable
Schedule 3.18(b)	Contingent Obligations
Schedule 3.18(e)	Liabilities
Schedule 3.19(b)	Intellectual Property
Schedule 3.19(c)	Infringement or Unauthorized Use of Intellectual Property
Schedule 3.20	Insurance
Schedule 3.21	Bank Accounts and Credit Cards
Schedule 3.22(a)	Benefit Plans
Schedule 3.22(d)	Constituted Event Under Benefit Plan
Schedule 3.22(f)	Liability to Benefit Plan
Schedule 3.22(h)	Pension Plan Exceptions
Schedule 3.22(i)	Qualifications to Benefit Plan Annual Reports
Schedule 3.22(j)	Exceptions to Contributions Made to Benefit Plan
Schedule 3.23	Employee Information
Schedule 3.23(h)	Change of Control Accelerations for Employees and Benefit Plans

Schedule 3.25	Exceptions to Product Conformity
Schedule 3.26	Brokers
Schedule 3.27	Affiliated Transactions
Schedule 3.28	Bonds, Letters of Credit and Guarantees
Schedule 5.2(b)	Carry on in the Ordinary Course - Exceptions
Schedule 5.10	Resigning Officers and Directors
Schedule 7.2(g)	Required Consents

v

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made as of May 9, 2009 by and among STERICYCLE, INC., a Delaware corporation (the “Buyer”), ATMW ACQUISITION CORP., a Delaware corporation (the “Acquisition Sub”), MEDSERVE, INC., a Delaware corporation (the “Target”), and solely in its capacity as representative for the Shareholders pursuant to this Agreement, AVISTA CAPITAL PARTNERS, L.P., a Delaware limited partnership (the “Shareholders’ Rep”).  Each of the Buyer, the Acquisition Sub, the Target and the Shareholders’ Rep is referred to herein individually, as a “Party” and collectively, as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Target and its Subsidiaries (collectively, the “Company”) are principally engaged in the business of providing (a) medical waste collection, transportation, treatment and disposal services to various commercial customers, (b) collection, transfer (including consolidation and repackaging), storage and treatment of household hazardous waste, conditionally exempt small quantity generator hazardous waste, universal waste, and APHIS or USDA regulated waste, (c) creating, maintaining and selling subscriptions to a web portal for ongoing training and technical assistance with complying with government regulations and safety requirements applicable to medical and healthcare businesses, (d) Sharps management services, (e) third party treatment and disposal services, (f) out-sourced labor services, and (g) other related services and product sales (the “Business”);

WHEREAS, the boards of directors of the Buyer, the Acquisition Sub and the Target have approved that the Acquisition Sub merge with and into the Target in a transaction whereby the Target will become a wholly owned subsidiary of the Buyer (the “Merger”), all in accordance with and subject to the terms and conditions of this Agreement and applicable Laws (as defined below); and

WHEREAS, concurrently with the execution of this Agreement, and as a condition to the Buyer’s willingness to enter into this Agreement, the Target has delivered to Buyer a written consent of its Shareholders approving this Agreement and the transactions contemplated hereby (the “Shareholder Consent”), executed by Shareholders holding a majority of the Target’s Fully Diluted Shares Outstanding as of the date hereof.

NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained herein, the Parties, intending to be legally bound hereby, agree as follows:

1.

DEFINITIONS AND RULES OF CONSTRUCTION

.

1.1

Definitions

.  The following terms have the respective meanings set forth below:

“Acquisition Sub” has the meaning set forth in the preamble.

“Action” means any actual or threatened action, suit, proceeding or investigation by or before any Governmental Authority or any other Person.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Ancillary Agreements” means the Certificate of Merger, the Escrow Agreement and any other agreement executed at or prior to Closing pursuant hereto.

“Benefit Plan” means each funded or unfunded, written or oral, employee benefit plan, contract, agreement, incentive, salary, wage, retention or other compensation plan or arrangement, including each pension and profit sharing plan, savings plan, bonus, deferred compensation, incentive compensation, stock purchase, supplemental retirement, severance, change of control or termination payment, stock option, hospitalization, medical, life insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefit, union contract, employment contract, consulting agreement, retiree health or life benefit, and each other employee benefit program, plan, policy or arrangement, maintained, contributed to, or required to be contributed to by the Company, an ERISA Affiliate for the benefit of employees or former employees and their dependents and beneficiaries, officers, directors, agents or consultants of the Company or an ERISA Affiliate, or for or as to which the Company or an ERISA Affiliate may be responsible or have any Liability, whether or not subject to ERISA and whether or not legally binding and whether or not terminated.

“Business” has the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday, Sunday, Federal holiday or other day that banks in the State of New York and the State of Texas are required by Law, to be closed.

“Buyer” has the meaning set forth in the preamble.

“Buyer Indemnified Parties” has the meaning set forth in Section 9.2(a).

“Certificate of Merger” means the certificate of merger executed in accordance with the relevant provisions of the DGCL and effecting the Merger under the DGCL.

“Claim Notice” has the meaning set forth in Section 9.4(a).

“Closing” has the meaning set forth in Section 2.9(a).

“Closing Date” has the meaning set forth in Section 2.9(a).

“Closing Employee Payments” means those certain payments to be paid at the Closing to the employees and in the individual amounts set forth on Schedule 1.1(c), which Schedule 1.1(c) shall be delivered by the Company to Buyer no later than five (5) Business Days prior to the Closing.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the United States Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

“Collateral Source” means a source of (i) amounts recovered by the Indemnitee pursuant to any indemnification by or indemnification or other agreement with any third party or (ii) any insurance proceeds or other cash receipts or sources of reimbursement received as an offset against such Loss (net of any costs incurred to recover such amounts), including but not limited any sources of reimbursement received as an offset under any promissory notes, contingent earnout payments, or other deferred payments issued by or otherwise owed by the Company in connection with any acquisition consummated prior to the Closing.

“Common Stock Per Share Merger Consideration” has the meaning set forth in the Net Merger Consideration Payment Schedule.

“Company” has the meaning set forth in the recitals.

“Company Common Stock” has the meaning set forth in Section 3.2(a).

“Company Convertible Notes” means the promissory notes issued by the Target or any Subsidiary that are convertible into Company Common Stock, as set forth on Schedule 3.2 (or otherwise required to be set forth on such schedule).

“Company Convertible Securities” means the Company Options, the Company Warrants and the Company Convertible Notes.

“Company Financial Statements” has the meaning set forth in Section 3.6(a).

“Company Indebtedness” means the indebtedness, capitalized leases and other obligations of the Company for borrowed money, including but not limited to the Company Convertible Notes, along with related interest due (whether or not accrued) and fees; provided, that Company Indebtedness excludes (a) letters of credit and payment or performance bonds, and (b) any and all such indebtedness and other obligations between and among the Target and its Subsidiaries.

“Company Indebtedness Payoff Amount” means the amount necessary to fully repay and discharge the Company Indebtedness outstanding at and as of the Closing, whether or not such Company Indebtedness is due and payable as a result of the Merger or in connection with the Closing.

“Company Indemnified Party” has the meaning set forth in Section 5.8(a).

“Company Intellectual Property” means all patents and patent rights, trademarks (registered or unregistered) and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, domain names, hardware designs, tooling, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, designs, trade secrets, industrial models, proprietary or confidential data, methodologies, computer programs and software (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how, inventions, works of authorship, management information systems, and all pending applications for and registrations of patents, trademarks, service marks and copyrights owned or used by the Company in the conduct of the Business, including all forms (e.g., electronic media, computer disks) in which such items are recorded.

“Company Options” means options exercisable for Company Common Stock.

“Company Preferred Stock” has the meaning set forth in Section 3.2(a).

“Company Properties” means, collectively, the Owned Properties and the Real Property Leases.

“Company Warrants” means outstanding warrants to purchase shares of Company Common Stock and set forth on Schedule 3.2 (or otherwise required to be set forth on such schedule).

“Confidentiality Agreement” means the Confidentiality/Mutual Nondisclosure Agreement, effective May 23, 2008, by and between the Buyer and the Company.

“Confidential Information” means any and all information (oral or written) relating to the Company, the Business and/or the Buyer and its Affiliates or any of their operations or activities, including the terms of this Agreement, information relating to trade secrets, plans, promotion and pricing techniques, procurement and sales activities and procedures, proprietary information, business methods and strategies (including acquisition strategies), software, software codes, advertising, sales, marketing and other materials, customers and supplier lists, data processing reports, customer sales analyses, invoice, price lists or information, and information pertaining to any lawsuits or governmental investigation or any other Confidential Information (as such term is defined in the Confidentiality Agreement), except such information that is in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information that is in the public domain) other than as a result disclosure not otherwise permitted hereunder.

“Consents” has the meaning set forth in Section 3.5.

“Contracts” has the meaning set forth in Section 3.8(a).

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Deductible” has the meaning set forth in Section 9.5(a).

“Disclosure Schedules” has the meaning set forth in Section 1.3.

“Dissenting Shares” has the meaning set forth in Section 2.6(c).

“Effective Time” has the meaning set forth in Section 2.3.

“Environmental Law” means all Laws, directives and binding policies relating to or addressing the environment, natural resources or the health or safety of humans or other living organisms, or the handling, discharge, storage, treatment and disposal of any Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company within the meaning of Section 414 of the Code.

“Escrow Agent” means JPMorgan Chase Bank, N.A.

“Escrow Agreement” means the escrow agreement which will be executed at the Closing, by and among the Buyer, the Shareholders’ Rep and the Escrow Agent, in the form attached hereto as Exhibit A, subject to such modifications as may be mutually acceptable to Buyer, the Shareholders’ Rep and the Escrow Agent.

“Escrow Account” has the meaning set forth in Section 2.8(a)(ii).

“Escrow Amount” has the meaning set forth in Section 2.8(a)(ii).

“Facilities” has the meaning set forth in Section 3.14(a).

“Fully Diluted Shares Outstanding” means the sum of (i) number of shares of Company Common Stock outstanding immediately prior to the Effective Time, plus (ii) the number of shares of Company Common Stock underlying Company Preferred Stock outstanding immediately prior to the Effective Time.

“Fundamental Representations” means Sections 3.1 (Organization; Good Standing; Power); 3.2 (Capitalization; Options; Shareholder Rights); 3.3(a) and 3.3(b) (Authority; Validity); 3.11 (Tax Matters); 3.14 (Environmental Matters); 3.22 (Employee Arrangements; ERISA); 3.26 (Brokers); 4.1 (Organization and Power); and 4.2(a) and 4.2(b) (Authority; Validity).

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any U.S. federal, state, foreign or local government or any court, tribunal, administrative agency or commission or other governmental, enforcement or other regulatory authority, body or agency.

“Hazardous Substances” means materials that constitute or contain hazardous, toxic or radioactive substances or wastes, sewage sludge, pollutants or contaminants, including petroleum products, asbestos, lead and polychlorinated biphenyls, or any hazardous or toxic constituents or breakdown product thereof.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder.

“Indemnifying Party” has the meaning set forth in Section 9.4(a).

“Indemnitee” has the meaning set forth in Section 9.4(a).

“Interim Balance Sheet” has the meaning set forth in Section 3.6(a).

“In-the-Money Company Convertible Securities” means the In-the-Money Company Options and In-the-Money Company Warrants.

“In-the-Money Company Options” means such Company Options issued and outstanding immediately prior to the Effective Time with respect to which the per share exercise price is less than the Common Stock Per Share Merger Consideration.

“In-the-Money Company Warrants” means such Company Warrants issued and outstanding immediately outstanding prior to the Effective Time with respect to which the per share exercise price is less than the Common Stock Per Share Merger Consideration.

“IRS” means the Internal Revenue Service.

“Knowledge of the Company” and other similar references to the Company’s “Knowledge” means facts or other information actually known by Roger A. Ramsey, Michael M. Fields, Michael Mamaux, W. Steven Fields, James G. Hortenstine, Carl A. Malmberg, John Kenny, John Warren or Scott Logan after reasonable inquiry of those persons employed by the Company charged with administrative or operational responsibility for such matter for the Company.

“Law” means all federal, state, local and foreign laws, statutes, ordinances, rules or regulations, administrative policies or guidance documents orders, injunctions, decrees and administrative rulings promulgated by any court or Governmental Authority.

“Legal Requirement” means any requirement arising under any action, Law, treaty, rule or regulation, determination or direction of an arbitrator or Government Authority, including any Environmental Law.

“Letter of Transmittal” has the meaning set forth in Section 2.7(a).

“Liabilities” means any debts, liabilities, commitments or obligations, whether absolute or contingent, asserted or unasserted, known or unknown, liquidated or unliquidated, due or to become due, fixed or unfixed.

“Lien” means any liens, mortgages, pledges, charges, claims, security interests or encumbrances of any nature whatsoever.

“Losses” means, with respect to any Indemnitee, any and all losses, liabilities, claims, obligations, penalties, damages, costs and expenses (including all reasonable attorneys’ fees and disbursements and other costs incurred or sustained by such Indemnitee in connection with the investigation, defense or prosecution of any such claim or any action or proceeding between the Indemnitee and the Indemnifying Party or between the Indemnitee and any third party or otherwise), whether or not involving a third-party claim.

“Material Adverse Effect” means any effect, change, event, occurrence or state of facts or development, individually or in the aggregate, that has had or would reasonably be expected to have a materially adverse effect on the business, assets, liabilities, operations or condition, financial or otherwise, of the Company.  “Material Adverse Effect” shall not include (a) the effect of any change in the United States or foreign economies or securities or financial markets in general; (b) the effect of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; (c) the effect of any changes in applicable Laws or accounting rules, except in the case of this clause (c), to the extent the effect on the Company is disproportionate to the effect on other participants in the industry in which the Company operates, or (d) a breach by Target of its representations and warranties in the last sentence of Section 3.18.

“Material Contracts” has the meaning set forth in Section 3.8(b).

“Merger” has the meaning set forth in the recitals.

“Merger Consideration” means One Hundred Eighty Five Million Dollars ($185,000,000.00).

“Net Merger Consideration Payment Schedule” means the Net Merger Consideration Payment Schedule in the form attached hereto as Exhibit B.

“Noncompete Payment Amount” means Six Million Dollars ($6,000,000).

“Noncompete Payments” means those certain payments in an aggregate amount equal to the Noncompete Payment Amount, to be paid by the Buyer and the Surviving Corporation from and after the Closing to the persons and in the individual amounts set forth on Schedule 1.1(n), which Schedule 1.1(n) shall be delivered by the Buyer to the Company no later than five (5) Business Days prior to the Closing.

“Ordinary Course of Business” means the ordinary and usual course of day-to-day operations of the business of the Company through the date hereof consistent with past practice.

“Out-of-the-Money Company Option” means any Company Option issued and outstanding immediately prior to the Effective Time other than In-the-Money Company Options.

“Owned Properties” means all real property and interests in real property, including improvements thereon and easements appurtenant thereto, owned in fee by the Company.

“Party” has the meaning set forth in the preamble.

“Paying Agent” means JPMorgan Chase Bank, N.A..

“Payment Account” has the meaning set forth in Section 2.8(a)(iii).

“Pension Plan” means any Benefit Plan that is an “employee pension benefit plan,” as defined in Section 3(2) of ERISA.

“Permits” has the meaning set forth in Section 3.15.

“Permitted Liens” means (a) statutory Liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings; (b) mechanics’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the Ordinary Course of Business which are not delinquent or which are being contested in good faith by appropriate proceedings, which proceedings if successful would have the effect of preventing the forfeiture or sale of the property or asset subject to the Lien;  and (c) title of a lessor under a capital or operating lease.

“Person” means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

“Pre-Closing Tax Period” means, collectively, all taxable periods ending on or prior to the Closing Date and the portion of the taxable period through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date.

“Pro Rata Share” means the percentage of each Shareholder under the heading “Pro Rata Share”, on Schedule 1.1(p), which schedule shall be updated at Closing.

“Real Property Leases” means all real property and interests in real property leased by the Company as lessee or lessor.

“Records” has the meaning set forth in Section 5.7(a).

“Release” means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, or leaching of a Hazardous Substances on or into the environment.

“Representative Appointment Document” has the meaning set forth in Section 10.10(a).

“Schedule 3.18(b) Obligations” has the meaning set forth in Section 3.18(b).

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” has the meaning set forth in Section 3.2(a).

“Series A Per Share Merger Consideration” has the meaning set forth in the Net Merger Consideration Payment Schedule.

“Series B Preferred Stock” has the meaning set forth in Section 3.2(a).

“Series B Per Share Merger Consideration” has the meaning set forth in the Net Merger Consideration Payment Schedule.

“Series C Preferred Stock” has the meaning set forth in Section 3.2(a).

“Series C Per Share Merger Consideration” has the meaning set forth in the Net Merger Consideration Payment Schedule.

“Shareholder” means individually, and “Shareholders” means collectively, the holders of Company Common Stock, Company Preferred Stock and In-The-Money Company Convertible Securities.

“Shareholder Indemnified Parties” has the meaning set forth in Section 9.3(a).

“Shareholder Consent” has the meaning set forth in the recitals.

“Shareholders’ Rep” has the meaning set forth in the preamble.

“Stockholder Materials” has the meaning set forth in Section 2.7(a).

“Stockholder Non-Competes” means noncompetition agreements in the form set forth on Exhibit D.

“Stockholders Agreement” means that certain Amended and Restated Stockholders Agreement, dated as of September 28, 2006, among the Target and certain securityholders thereof.

“Straddle Period” has the meaning set forth in Section 6.2.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Target” has the meaning set forth in the preamble.

“Target Organizational Documents” means the Target’s certificate of incorporation and bylaws, as amended.

“Tax” or “Taxes” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs, duties, capital stock, franchise, margin, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax, of any kind, whatsoever, including any interest, penalty or addition thereto, whether disputed or not, and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Tax Benefit Items” means all net operating loss carry forward, capital loss carry forward or Tax credit carry forward for federal, state and local Tax purposes.

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Law relating to any Tax.

“Third-Party Claim” means any claim, demand, action, suit or proceeding made or brought by any Person who or which is not a Party to this Agreement or who or which is not an Affiliate of any Party to this Agreement.

“Transaction Expenses” shall mean the Closing Employee Payments and any and all third party fees and expenses incurred by the Company, Avista Capital Partners, L.P., Murphree Venture Partners VI, L.P. and Chrysalis Ventures II, L.P. in connection with this Agreement, the Merger and the other transactions contemplated hereby, including, but not limited to,  any fees and expenses of legal counsel, escrow fees, financial advisors, investment bankers, the Paying Agent, brokers, strategic consultants, tax consultants, outsourced operations, service providers, accountants and auditors.

“Willful Breach” means a voluntary, intentional and deliberate action with willful intent or fraudulent motive or purpose.

1.2

Rules of Construction

.

(a)

When the context in which words are used in this Agreement indicates that such is the intent, words used in the singular shall have a comparable meaning when used in the plural, and vice versa; pronouns stated in the masculine, feminine or neuter shall include each other gender.

(b)

The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

(c)

The term “including” is not limiting and means “including, without limitation.”

(d)

Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are disclosed to the Buyer, (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation, except that for purposes of determining the accuracy of any representation, such reference shall only be to such statute or regulation as in effect on the date the representation was made and (iii) references to “Sections,” “Schedules” or “Exhibits” are to sections, schedules or exhibits, as applicable, of this Agreement.

(e)

Unless otherwise expressly provided herein, “dollars” or “$” means the currency of the U.S. that, as at the time of payment, is legal tender for the payment of public and private debts.

(f)

This Agreement is between financially sophisticated and knowledgeable parties and is entered into by such parties in reliance upon the economic and legal bargains contained herein. The language used in this Agreement has been negotiated by the Parties and their representatives and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the Party who prepared, or caused the preparation of, this Agreement or the relative bargaining power of the Parties.

1.3

Disclosure Schedules

.  The schedules referred to herein and delivered pursuant to and attached to this Agreement (collectively, “Disclosure Schedules”) are integral parts of this Agreement.  Capitalized terms that are used in the Disclosure Schedules but not otherwise defined therein have the meanings set forth in this Agreement.  Nothing in a Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Disclosure Schedule identifies the exception with reasonable particularity, including by explicit cross-reference to another Disclosure Schedule to this Agreement unless the applicability of such exception to another section of the Disclosure Schedules is reasonably apparent on its face.  Appendices attached to the Disclosure Schedules form an integral part of the sections or subsections of the Disclosure Schedules into which they are incorporated by reference for all purposes as if fully set forth in the Disclosure Schedules, including for purposes of cross-application to other sections or subsections of the Disclosure Schedules in accordance with the preceding sentence.  The Target may, at its option, include in the Disclosure Schedules items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality, to define further the meaning of such terms for purposes of this Agreement or otherwise to influence the construction or interpretation of any of the representations and warranties contained in this Agreement.  No disclosure on a Disclosure Schedule relating to a possible breach or violation of any Contract, Law or Legal Requirement shall be construed as an admission or indication that breach or violation exists or has actually occurred.  Where any information set forth in the Disclosure Schedules comprises expressions of opinion, no warranty is given as to their accuracy, but unless otherwise stated therein, such opinions are bona fide held by the Person giving such representation or warranty or, to the knowledge of such Person, by such other person to whom they are attributed.

2.

TERMS OF THE MERGER

.

2.1

The Merger

.  Upon the terms and subject to the conditions of this Agreement, at the Effective Time, the Acquisition Sub shall be merged with and into the Target in accordance with the applicable provisions of the DGCL.  Following the Effective Time, the separate existence of the Acquisition Sub shall cease and the Target shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall continue its corporate existence under the Laws of the State of Delaware.

2.2

Effects of the Merger

.  As of the Effective Time, (a) the certificate of incorporation of the Target shall be amended and restated in accordance with applicable Laws and such certificate of incorporation shall be in form and substance as set forth in the Certificate of Merger and shall be the certificate of incorporation of the Surviving Corporation and (b) the bylaws of the Acquisition Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation unless and until thereafter amended as provided by applicable Laws, the certificate of incorporation of the Surviving Corporation or such bylaws.  Subject to the foregoing, any additional effects of the Merger shall be as provided for by applicable Laws.

2.3

Effective Time of the Merger

.  Subject to the provisions of this Agreement, on the Closing Date, the Certificate of Merger in the form mutually agreed upon by the Parties shall be executed by the Acquisition Sub and the Target and filed with the Secretary of State of the State of Delaware.  The Parties shall make all such other filings or recordings in connection with the Merger when and as required under the DGCL or other applicable Laws.  The Merger shall become effective at the time the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such later time or date as the Buyer and the Target shall agree and as shall be set forth in the Certificate of Merger (the “Effective Time”).  At the Effective Time, the effect of the Merger shall be as provided in the Certificate of Merger and the applicable provisions of the DGCL.

2.4

Directors

.  The directors of the Acquisition Sub immediately before the Effective Time shall be the directors of the Surviving Corporation, until their successors are duly elected and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

2.5

Officers

.  The officers of the Acquisition Sub immediately before the Effective Time shall be the officers of the Surviving Corporation, until their successors are duly elected and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

2.6

Effect of the Merger on Company Stock, Etc

.  At the Effective Time, by virtue of the Merger and without any action on the part of any holder of the capital stock of the Target or the Acquisition Sub:

(a)

Effect on Company Capital Stock and Convertible Securities.

(i)

Series C Preferred Stock.  Each share of Series C Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and any shares of Series C Preferred Stock that are owned by the Target) shall be canceled and extinguished and shall be converted automatically into and become a right to receive, subject to and in accordance with the procedures set forth in Section 2.7 and otherwise subject to Section 2.8, at the times specified herein, an amount equal to the Series C Per Share Merger Consideration, subject to the terms and conditions of the Net Merger Consideration Payment Schedule.

(ii)

Series A Preferred Stock.  Each share of Series A Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and any shares of Series A Preferred Stock that are owned by the Target) shall be canceled and extinguished and shall be converted automatically into and become a right to receive, subject to and in accordance with the procedures set forth in Section 2.7 and otherwise subject to Section 2.8, at the times specified herein, an amount equal to the Series A Per Share Merger Consideration, subject to the terms and conditions of the Net Merger Consideration Payment Schedule.

(iii)

Series B Preferred Stock.  Each share of Series B Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and any shares of Series B Preferred Stock that are owned by the Target) shall be canceled and extinguished and shall be converted automatically into and become a right to receive, subject to and in accordance with the procedures set forth in Section 2.7 and otherwise subject to Section 2.8, at the times specified herein, an amount equal to the Series B Per Share Merger Consideration, subject to the terms and conditions of the Net Merger Consideration Payment Schedule.

(iv)

Company Common Stock.  Each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and any shares of Company Common Stock that are owned by the Target) shall be canceled and extinguished and shall be converted automatically into and become a right to receive, subject to and in accordance with the procedures set forth in Section 2.7 and otherwise subject to Section 2.8, at the times specified herein, an amount equal to the Common Stock Per Share Merger Consideration, subject to the terms and conditions of the Net Merger Consideration Payment Schedule.

(v)

Company Warrants.  Each Company Warrant that is outstanding immediately prior to the Effective Time shall be cancelled, effective as of the Effective Time, in exchange for a payment, subject to and in accordance with the procedures set forth in Section 2.7 and otherwise subject to Section 2.8, at the times specified herein, of an amount equal to the product of (A) the excess, if any, of the Common Stock Per Share Merger Consideration over the exercise price per share of such Company Warrant and (B) the number of shares of Company Common Stock issuable upon exercise of such Company Warrant (with the aggregate amount of such payment rounded down to the nearest cent), subject to the terms and conditions of the Net Merger Consideration Payment Schedule.  At the Effective Time, all such Company Warrants shall no longer be outstanding and shall automatically cease to exist, and each holder of a Company Warrant shall cease to have any rights with respect thereto, except the right to receive the payment described in this Section 2.6(a)(v).

(vi)

In-The-Money Company Options.  Each In-the-Money Company Option outstanding immediately prior to the Effective Time shall become, as of the Effective Time and in accordance with applicable Law, fully vested and converted into the right to receive, subject to and in accordance with the procedures set forth in Section 2.7 and otherwise subject to Section 2.8, at the times specified herein, an amount equal to the product of (A) the excess, if any, of the Common Stock Per Share Merger Consideration over the exercise price per share of such In-the-Money Company Option and (B) the number of shares of Company Common Stock issuable upon exercise of such In-the-Money Company Option (with the aggregate amount of such payment rounded down to the nearest cent), less such amounts as are required to be withheld or deducted under any provision of federal, state, local or foreign Tax Law with respect to making such payment, subject to the terms and conditions of the Net Merger Consideration Payment Schedule.  At the Effective Time, all In-the-Money Company Options shall no longer be outstanding and shall automatically cease to exist, and each holder of an In-the-Money Company Option shall cease to have any rights with respect thereto, except the right to receive the payment (if any) described in this Section 2.6(a)(vi).

(vii)

Out-of-the-Money Company Options.  Each Out-of-the-Money Company Option to be cancelled and no consideration to be delivered in exchange therefor.

(viii)

Company Treasury Stock.  Each share of Company Common Stock or Company Preferred Stock that is owned by the Target issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof, and no payment shall be made with respect thereto.

(ix)

Adjustments to Common Stock Per Share Merger Consideration.  If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Target shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or distribution with a record date during such period, the Common Stock Per Share Merger Consideration shall be equitably adjusted to reflect such change.

(b)

Treatment of the Acquisition Sub Stock.  Each issued and outstanding share of common stock, $0.01 par value per share, of the Acquisition Sub shall be converted into and become one fully paid and non-assessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

(c)

Treatment of Dissenting Shares.

(i)

Notwithstanding anything contained in this Agreement to the contrary, no shares of Company Common Stock and Company Preferred Stock issued and outstanding immediately prior to the Effective Time, the holder of which (A) has not voted in favor of the Merger or consented thereto in writing, and (B) has demanded its rights to appraisal in accordance with Section 262 of the DGCL, and (C) has not effectively withdrawn or lost its rights to appraisal (the “Dissenting Shares”), shall be converted into or represent a right to receive the amount set forth in Section 2.6(a)(i), (a)(ii), (a)(iii) or (a)(iv), as applicable.  By virtue of the Merger, all Dissenting Shares shall be cancelled and shall cease to exist and shall represent the right to receive only those rights provided under the DGCL.  From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a stockholder or equity owner of the Surviving Corporation.

(ii)

Notwithstanding the provisions of this Section 2.6(c), if any holder of shares of Company Common Stock or Company Preferred Stock who demands appraisal rights shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissent or its rights of appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares of Company Common Stock and Company Preferred Stock shall no longer be Dissenting Shares and shall automatically be converted into and represent only the right to receive the amount set forth in Sections 2.6(a)(i), (a)(ii), (a)(iii) or (a)(iv), as applicable, without any interest thereon, less any required withholding Taxes.

(iii)

The Target shall give the Buyer (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock or Company Preferred Stock, (ii) attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Target relating to shareholders’ rights of appraisal, and (iii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL.

2.7

Exchange of Certificates

.

(a)

Upon the delivery to Target by each Shareholder of a duly executed Letter of Transmittal in the form attached hereto as Exhibit C, with such changes and modifications as may be reasonably requested by Target or Buyer (each, a “Letter of Transmittal”), together with such Shareholder’s certificate(s) representing shares of Company Stock or Company Preferred Stock and such Shareholder’s Company Convertible Securities, as applicable (collectively with the Letter of Transmittal, the “Stockholder Materials”), such Shareholder shall be entitled to receive, at the times specified herein, in exchange therefor the amount(s) set forth in Section 2.6(a)(i), (a)(ii), (a)(iii), (a)(iv), (a)(v) and (a)(vi), as applicable, payable by the Paying Agent in accordance with the Net Merger Consideration Payment Schedule.  Such share certificates and Company Convertible Securities shall, after such surrender, be marked as canceled.  The amounts paid pursuant to this Section 2 and the Net Merger Consideration Payment Schedule with respect to the surrender of any such share certificates and Company Convertible Securities shall be deemed to be full payment and satisfaction of all rights pertaining to the shares of Company Common Stock and Company Preferred Stock and the Company Convertible Securities represented thereby.  Until surrendered as contemplated by this Section 2.7, each such certificate and Company Convertible Security shall be deemed at any time after the Effective Time to represent only the right to receive the amount set forth in Section 2.6(a)(i), (a)(ii), (a)(iii), (a)(iv), (a)(v) or (a)(vi), as applicable.

(b)

As of the Effective Time, the stock transfer books of the Target shall be closed and thereafter there shall be no transfers of any shares of capital stock or Company Convertible Security of the Target.

(c)

The Target shall request each holder of Company Common Stock, Company Preferred Stock or Company Convertible Securities to submit the Stockholder Materials to Target no later than five (5) Business Days prior to Closing.  Concurrently with the Merger, all such Stockholders Materials shall be surrendered to the Surviving Corporation.

(d)

Notwithstanding the foregoing, if any stock certificate representing Company Common Stock or Company Preferred Stock, or any Company Convertible Security, has been lost, stolen or destroyed, upon the making of an affidavit (in a form and substance reasonably acceptable to Buyer) of the fact by the Shareholder making such claim, and an agreement by such Shareholder to indemnify the Buyer and the Surviving Corporation against any claim with respect to such stock certificate or Company Convertible Security, such Shareholder shall be entitled to receive, at the times specified herein, in exchange therefor the amount set forth in Section 2.6(a)(i), (a)(ii), (a)(iii), (a)(iv), (a)(v) or (a)(vi), as applicable, upon delivery of such affidavit and the other Stockholder Materials (other than such stock certificate or Company Convertible Security) to the Target.

2.8

Payment of Merger Consideration

.

(a)

Payment of Merger Consideration.  At the Closing, subject to subsections (b) and (c) below, the Buyer shall make the following payments:

(i)

First, to the applicable lenders and other holders of Company Indebtedness, an amount sufficient to satisfy in full (whether by payment or assumption of such Company Indebtedness as agreed to by the Parties) the Company Indebtedness Payoff Amount;

(ii)

Second, to the applicable payees thereof, an amount sufficient to satisfy in full any remaining unpaid Transaction Expenses as of the Closing;

(iii)

Third, an amount retained by the Buyer equal to the Noncompete Payment Amount;

(iv)

Fourth, an amount retained by the Buyer equal to the Transaction Expenses paid by the Company prior to Closing;

(v)

Fifth, an amount equal to the Shareholders’ Rep Reserve to be deposited in an account designated by the Shareholders’ Rep at least two (2) Business Days prior to Closing;

(vi)

Sixth, an amount equal to $27,750,000 (the “Escrow Amount”), to be deposited in one or more accounts (collectively, the “Escrow Account”) with the Escrow Agent; and

(vii)

Seventh, an amount equal to the remaining Merger Consideration (after deducting the sum of (i) through (vi) above) to be deposited in one or more accounts (collectively, the “Payment Account”) with the Paying Agent for disbursement among the Shareholders pursuant to the Net Merger Consideration Payment Schedule.

(b)

Form of Payments.  All payments to be made by Buyer pursuant to Section 2.8(a) shall be made 100% in cash in immediately available funds.

(c)

Escrow Account.  The Escrow Agent will hold the Escrow Amount delivered pursuant to Section 2.8(a)(ii) in the Escrow Account, with such amount to be held and disbursed pursuant to the provisions of the Escrow Agreement.  The Escrow Agreement shall provide that fifty percent (50%) of the remaining Escrow Amount is to be released to the Paying Agent on the twelve (12) month anniversary of the Closing Date and then the remaining Escrow Amount is to be released to the Paying Agent on the eighteen (18) month anniversary of the Closing Date.

(d)

Noncompete Payments.  From and after the Closing, the Buyer or the Surviving Corporation will fund the Noncompete Payments to the individuals listed on Schedule 1.1(n), in equal monthly installments over the two (2) year, three (3) year or five (5) year period, as applicable, following the cessation of each such individual’s employment with the Company for any reason or for no reason (regardless of whether such termination was voluntary, with or without cause or due to death or disability), subject to such individual’s execution and delivery of a noncompetition agreement in the form reasonably satisfactory to the Buyer.

2.9

Closing

.

(a)

Closing Date.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Porter & Hedges, L.L.P., at 1000 Main Street, 36th Floor, Houston, Texas 77002, at 10:00 a.m. Central time no later than five (5) Business Days after all conditions precedent set forth in Sections 7.1, 7.2 and 7.3 shall have been satisfied or waived (other than those conditions precedent that by their nature are to be satisfied at Closing) or at such other date and time as the Parties may agree.  The date on which the Closing shall occur is referred to herein as the “Closing Date”.

(b)

The Target’s Closing Deliveries.  Subject to the terms and conditions of this Agreement, at the Closing, the Target shall duly execute (to the extent a party thereto) and deliver those documents and make the other deliveries required to be made by the Target pursuant to Section 7.2.

(c)

The Buyer’s Closing Deliveries.  Subject to the terms and conditions of this Agreement, at the Closing, the Buyer shall duly execute (to the extent a party thereto) and deliver those documents and make the other deliveries required to be made by the Buyer pursuant to Section 7.3.

3.

REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

.  The Target hereby represents and warrants to the Buyer as follows:

3.1

Organization; Good Standing; Power

.  The Target is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on the Business as presently conducted.  Each Subsidiary of the Target is a corporation or limited liability company duly organized, validly existing and in good standing under the Laws of its state of organization, and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on the Business as presently conducted.  Schedule 3.1 sets forth a true and complete list of all states and other jurisdictions in which the Target and each of its Subsidiaries is duly qualified and in good standing to transact business as a foreign corporation or limited liability company, as applicable.  Except for those set forth on Schedule 3.1, there are no other states or jurisdictions in which the character and location of the properties owned or leased by the Company and the conduct of the Business make any such qualification necessary, except any where the failure to be so qualified would not have a Material Adverse Effect.

3.2

Capitalization; Options; Shareholder Rights

.

(a)

The authorized capital stock of the Target consists solely of (i) 25,000,000 shares of Common Stock, $0.01 par value per share (“Company Common Stock”) and (ii) 9,274,273 shares of Preferred Stock, $0.01 par value per share (“Company Preferred Stock”), 950,000 of which shares are designated as Series A Preferred Stock (“Series A Preferred Stock”), 2,782,607 of which are designated Series B Preferred Stock (“Series B Preferred Stock”), and 5,541,666 of which are designated as Series C Preferred Stock (“Series C Preferred Stock”).

(b)

There are 2,100,375 shares of Company Common Stock, 950,000 shares of Series A Preferred Stock, 2,782,607 shares of Series B Preferred Stock and 3,825,282 shares of Series C Preferred Stock issued and outstanding and there are no other shares of capital stock of the Target issued or outstanding or held as treasury stock by the Target.  Company Warrants to acquire 980,338 shares of Company Common Stock, pursuant to the warrant agreements set forth in Section 3.2 of the Disclosure Schedules and previously delivered to Buyer and its counsel, are issued and outstanding.  Company Options to acquire 1,057,094 shares of Company Common Stock are issued and outstanding.

(c)

All issued and outstanding shares of Company Common Stock and Company Preferred Stock are owned, of record and beneficially, by each of the Shareholders in the respective amounts set forth opposite the names of the holders thereof on Schedule 3.2.  All shares of Company Common Stock and Company Preferred Stock are, and all shares that may be issued pursuant to In-The-Money Company Convertible Securities will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights other than as set forth in the Stockholders Agreement.  All prior offerings and issuances of Target capital stock have been made in accordance, in all material respects, with applicable federal, state and foreign securities Laws.  Except as set forth on Schedule 3.2, there are, and on the Closing Date there will be, no outstanding obligations, options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any character to which the Target is a party or by which it is otherwise bound that provide for the repurchase or issuance by the Company of any shares of its capital stock or permit any Person to share or participate in any of the profits, revenues or sales of the Target.  Except as set forth in the Stockholders Agreement or on Schedule 3.2, there are no preemptive rights, rights of first refusal or first offer, stock option grant or exercise rights, voting or veto rights, change of control or similar rights, anti-dilution protections or other rights that any shareholder, officer, employee or director of the Target or any other Person is (or would be) entitled to invoke as a result of the transactions contemplated by this Agreement or otherwise.

3.3

Authority; Validity; No Conflicts

.

(a)

Authority.  The execution and delivery by the Target of this Agreement and each of the Ancillary Agreements to which it shall become a party, the performance by the Target of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Target (other than the approval of this Agreement by the requisite affirmative vote of the shareholders of the Target in accordance with the DGCL and the Target Organizational Documents), and the Target has all necessary corporate power with respect thereto.

(b)

Validity.  This Agreement and each of the Ancillary Agreements to which it shall become a party has been (or will be) duly executed and delivered by the Target and is (or will be) the valid and binding obligations of the Target, enforceable against it in accordance with their respective terms, except to the extent that enforceability thereof may be limited by general equitable principles or the operation of bankruptcy, insolvency, reorganization, moratorium or similar Laws.

(c)

No Conflicts.  Except as set forth on Schedule 3.3(c), neither the execution and delivery by the Target of this Agreement and the Ancillary Agreements to which it shall become a party, nor the consummation of the transactions contemplated hereby or thereby, nor the performance by the Target of its obligations hereunder or thereunder, shall (or, with the giving of notice or the lapse of time or both, would) (a) conflict with or violate any provision of the Target Organizational Documents; (b) (i) give rise to a conflict, breach or default, or any right of termination, cancellation or acceleration of remedies or rights, (ii) give any Person any right to purchase or sell assets or securities from or to the Target or to exercise any remedy or modify any obligation or term or (iii) otherwise result in a loss of benefits to the Target under the provisions of any Material Contract to which the Target is a party or by which it or any of its properties or assets is otherwise bound; (c) violate any Law applicable to the Target or any of its properties or assets; (d) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the properties or assets of the Target; or (e) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give rise to any right to revoke, suspend, terminate or modify any Permit.

3.4

Interests in Other Entities

.  Except as set forth on Schedule 3.4, the Target, (a) does not own, of record or beneficially, any shares of voting stock or any other equity securities of any Person; (b) has no other ownership or equity interest, of record or beneficially, in any Person; and (c) has no obligation, fixed or contingent, to purchase or subscribe for any interest in, advance or loan monies to, or in any way make an investment in, any Person or to share any profits or capital investments in any other Person.

3.5

Governmental Authorizations; Third-Party Consents

.  No approval, consent, waiver, exemption, order, authorization or other action by, or notice or disclosure to or filing with, any Governmental Authority or any Person, and no lapse of a waiting period, is required (so as not to cause any of the results as set forth in Section 3.3(c) to be obtained by the Target in connection with (or in order to permit) the execution, delivery or performance of this Agreement or any of the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby (collectively, “Consents”), other than: (a) the approval of this Agreement by the requisite affirmative vote of the shareholders of the Target in accordance with the DGCL and the Target Organizational Documents, (b) filing of the Certificate of Merger with Secretary of State of the State of Delaware in accordance with the DGCL, (c) compliance with the applicable requirements of the HSR Act, if any, (d) all applicable notification, disclosure, consent and approval requirements with respect to the Permits in connection with the consummation of the Merger and the other transactions contemplated by this Agreement; provided, that, except as set forth on Schedule 3.3(c), none of the notification, disclosure, consent and approval requirements with respect to the Permits is required to occur prior to the Closing, (e) those set forth on Schedule 3.5, and (f) such Consents the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to (i) have a Material Adverse Effect on the Company or affect Buyer or Acquisition Sub in a material and adverse manner, (ii) impair in any material respect the ability of the Target to perform its obligations under this Agreement or (iii) prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement or the Ancillary Agreements.

3.6

Financial Statements; Books and Records

.

(a)

Attached as Schedule 3.6(a) are true and complete copies of the Company’s (i) audited consolidated balance sheets as of December 31, 2006, 2007 and 2008 and the related audited consolidated statements of income (loss), retained earnings and cash flow for the fiscal years then ended, including in each case the notes thereto, together with the report thereon of PriceWaterhouseCoopers LLP, independent certified public accountants, and (ii) unaudited consolidated balance sheet as of March 31, 2009 (the “Interim Balance Sheet”) and the related unaudited consolidated statements of income (loss), retained earnings and cash flow for the three-month period then ended (collectively, the financial statements referenced in clauses (i) and (ii) are referred to herein as the “Company Financial Statements”).

(b)

Except as set forth on Schedule 3.6(b), the Company Financial Statements, including any notes thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (however, the Interim Balance Sheet and the related unaudited statements of income (loss), retained earnings and cash flow are subject to normal year end audit adjustments and the absence of footnote disclosure and other presentation items that may be required by GAAP) and fairly present in all material respects the financial position of the Company as of the dates indicated and the results of its operations for the periods covered thereby.

(c)

The books and records of the Company are true and complete, have been maintained in accordance with good business practices, and accurately reflect, in all material respects, the basis for the financial condition and results of operations of the Company as set forth in its financial statements.  The minute books of the Target contain true and complete records of the meetings and other material actions of the shareholders and the board of directors of the Target, including actions by vote or written consent of the shareholders and the board of directors of the Target.

3.7

Absence of Certain Changes

.  Since January 1, 2009, each of the Target and its Subsidiaries has conducted the Business in the Ordinary Course of Business and, except as and to the extent set forth on Schedule 3.7, neither the Target nor any of its Subsidiaries has:

(a)

suffered any Material Adverse Effect;

(b)

except those incurred in the Ordinary Course of Business, incurred any indebtedness for borrowed money or any other material Liabilities (i) individually exceeding $50,000 (counting obligations or liabilities arising from a series of related or similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability) or (ii) exceeding $250,000 in the aggregate;

(c)

paid any amount in respect of indebtedness for borrowed money, except for regularly scheduled payments of principal and interest that were required in accordance with the express terms thereof;

(d)

subject to subsection (c) above, paid, discharged or satisfied any claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course of Business of liabilities and obligations (i) reflected or reserved against on the Interim Balance Sheet or (ii) incurred since the date thereof in the Ordinary Course of Business;

(e)

caused, permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any Lien other than Permitted Liens;

(f)

written-off as uncollectible any notes or accounts receivable, except for write-offs in the Ordinary Course of Business, none of which is material and all of which together do not exceed $250,000 in the aggregate, or experienced any material increase or change in any underlying assumption or method used in calculating any bad debt, contingency or other reserve;

(g)

canceled any debts or waived or suffered to lapse any claims or rights of material value, or sold, transferred or otherwise disposed of any of its tangible properties or assets, except in the Ordinary Course of Business;

(h)

disposed of or suffered to lapse any right to use any domain name, web address or item of Company Intellectual Property or disclosed to any Person (other than an officer, director or employee of the Company or a Person whose subsequent disclosure is limited by the terms of a confidentiality or non-disclosure agreement with the Company) any trade secret, formula, process or know-how or any other confidential information relating to the Company;

(i)

granted any increase in the compensation (including any increase pursuant to any Benefit Plan) payable or to become payable to any officer or employee other than in the Ordinary Course of Business, and no such increase is required by any agreement or understanding;

(j)

made any single capital expenditure or commitment in excess of $100,000 for additions to property, plant, equipment or intangible assets or made aggregate capital expenditures or commitments in excess of $100,000 for additions to property, plant, equipment and/or intangible assets;

(k)

issued, granted, redeemed or repurchased any shares of its capital stock or any options, warrants or other rights to acquire any of its capital stock, or declared, paid or set aside for payment any dividend or other distribution in respect of any of its capital stock;

(l)

made any change in any of its methods of accounting or accounting practices or principles;

(m)

except for compensation and director fees paid in the Ordinary Course of Business, paid, loaned or advanced any amount, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors or employees or any Shareholder or, to the Knowledge of the Company, any Affiliate of any of the Company’s officers, directors or employees or of any Shareholder;

(n)

acquired any assets or properties other than in the Ordinary Course of its Business;

(o)

other than in the Ordinary Course of Business, changed its pricing, discount, allowance or return policies or granted any pricing, discount, allowance or return terms for any customer or supplier not in accordance with such policies;

(p)

amended its organizational documents;

(q)

suffered any damage, destruction or loss of any asset or property, whether or not covered by insurance, materially and adversely affecting its assets, properties, financial condition, operating results, prospects or Business; or

(r)

agreed, in writing or otherwise, to take any action described in this Section 3.7.

3.8

Contracts

.

(a)

Schedule 3.8(a) sets forth a true and complete list of each contract, purchase order, agreement, mortgage, note, commitment, obligation and undertaking (collectively, “Contracts”) to which the Target or any of its Subsidiaries is a party or by which it is otherwise bound that:

(i)

is an employment, consulting, severance, change of control, retention, indemnification or contribution agreement;

(ii)

is a franchise, distributorship, manufacturing, licensing, dealership, supply or sales agency agreement (whether or not exclusive);

(iii)

is an agreement that (A) limits or purports to limit the ability of the Company or, to the Knowledge of the Company, any key executive of the Company, to compete in any line of business or with any Person or in any geographic area or during any period of time (except with respect to the use of information pursuant to any confidentiality or non-disclosure agreement), (B) requires the Company to use any supplier or third party for all or substantially all of the Company’s requirements or needs for any product or service in connection with the Business, (C) limits or purport to limits the ability of the Company to solicit customers or clients of the other parties thereto, (D) requires the Company to provide to the other parties thereto “most favored nation” pricing or any type of exclusive dealing or other similar arrangement, (E) requires the Company to market or co-market any products or services of a third party, or (F) contains any “take-or-pay” provisions or similar arrangements requiring the Company to make a minimum payment for goods or services from third party suppliers irrespective of usage;

(iv)

is an agreement providing for a joint venture, partnership arrangement or other arrangement involving a sharing of profits, losses, costs or liabilities by the Company with a third party, including a joint venture, partnership arrangement or other agreement that will be terminated prior to the Closing;

(v)

is an agreement by which the Company grants or receives rights in or to (e.g., licenses, assignments and covenants not to sue) any of the Company Intellectual Property, except for any licenses for “off-the-shelf” commercially available software used pursuant to shrink-wrap or click-through license agreements;

(vi)

is an agreement providing for the sale, acquisition or lease of any of the properties of the Company in excess of $50,000 other than the purchase or sale of inventory in the Ordinary Course of Business;

(vii)

is a mortgage, pledge, security agreement or other similar agreement with respect to any tangible or intangible property of the Company;

(viii)

is a loan agreement, credit agreement, promissory note, guaranty, letter of credit or other similar agreement;

(ix)

is an agreement with any Governmental Authority;

(x)

is an agreement referred to in Section 3.28;

(xi)

is an agreement providing for the purchase of any of the capital stock or the material assets of any other Person;

(xii)

to the extent not disclosed pursuant to any of the clauses above, is an agreement that requires payments or performance during its term involving an amount in excess of $50,000;

(xiii)

is an agreement relating to the marketing, sale, advertising or promotion of its products, where such agreement involves a fee or payment by the Company in excess of $50,000 annually, other than trade promotion offers between the Company and its customers entered into in the Ordinary Course of Business;

(xiv)

is a written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business;

(xv)

is an agreement otherwise material to the operations, business or financial condition of the Company and not been made in the Ordinary Course of Business;

(xvi)

is a commitment or agreement to enter into any of the foregoing; or

(xvii)

is an amendment, supplement, or modification (whether oral or written) in respect of any of the foregoing.

(b)

True and complete copies of all Contracts required to be set forth on Schedule 3.8(a) (collectively, the “Material Contracts”) have been furnished or made available to the Buyer and each of them is in full force and effect, except to the extent that enforceability thereof may be limited by general equitable principles or the operation of bankruptcy, insolvency, reorganization, moratorium or similar Laws.  Neither the Company nor, to the Knowledge of the Company, any other Person that is a party to a Material Contract or is otherwise bound thereby is in material default or breach thereunder, and no event, occurrence, condition or act exists that, with the giving of notice or the lapse of time or both, would give rise to any material default or breach or any right of cancellation.  There has been no threatened cancellation of any of the Material Contracts and there are no outstanding disputes thereunder.

3.9

Customers

.  Schedule 3.9 sets forth a true and correct list of the name and gross sales for the twelve-month period ended December 31, 2008 and the three (3) month period ended March 31, 2009 of the Company’s ten (10) largest customers (by gross sales) during each of such periods.   Since January 1, 2009, the Company has not received any notice, written or oral, nor otherwise has any Knowledge, that any customer listed on Schedule 3.9 intends or expects to terminate, cancel, significantly limit or adversely modify its business relationship with the Company or significantly reduce its level of purchases from the Company.

3.10

Suppliers

.  Schedule 3.10 sets forth a true and correct list of the names and gross purchases for the twelve-month period ended December 31, 2008 and the three (3) month period ended March 31, 2009 of the Company’s ten (10) largest suppliers (by gross amounts of goods or services purchased) during each of such periods.  No supplier of products or services listed on Schedule 3.10 has notified the Company that it intends to terminate its business relationship with the Company.  To the Knowledge of the Company, except as set forth on Schedule 3.12, there are no disputes between the Company and any supplier listed on Schedule 3.10.

3.11

Tax Matters

.  Except as set forth on Schedule 3.11:

(a)

the Company has filed (on a timely basis) with the appropriate Governmental Authorities all federal, state, local and foreign Tax Returns required to be filed by it and has timely paid in full any Taxes due, and all such Tax Returns were true and complete in all material respects;

(b)

the Company is not the beneficiary of any extension of time within which to file any Tax Return;

(c)

the Company has provided the Buyer with true and complete copies of all Tax Returns filed by it for the 2005, 2006 and 2007 Tax years;

(d)

there is no material claim for Taxes that is a Lien against the properties or assets of the Company other than any statutory Liens for Taxes not yet due and payable;

(e)

the Company has not waived any statute of limitations in respect of Taxes nor executed or filed with any Governmental Authority any agreement extending the period for the assessment or collection of any Taxes, and neither the Target nor any Subsidiary is a party to any pending or, to the Knowledge of the Company, threatened Tax audit, suit, action or proceeding by any Governmental Authority for the assessment or collection of Taxes;

(f)

the Company does not have and has not had a “permanent establishment” in any foreign country (as defined in any applicable Tax treaty between the United States and any such foreign country), and there is no unresolved claim by a Governmental Authority in any jurisdiction where the Company does not file Tax Returns that the Target or any Subsidiary is or may be subject to taxation by such jurisdiction;

(g)

there has been no examination or audit of the Target or any of its Subsidiaries with respect to Taxes with respect to any Tax year since their inception;

(h)

the Company has timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Shareholder or other Person;

(i)

the unpaid Taxes of the Company (i) did not, as of the date of the Interim Balance Sheet, exceed the reserve for Tax liabilities (determined with regard to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Interim Balance Sheet and (ii) will not exceed that reserve, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns;

(j)

there exists no proposed Tax assessment against the Company except as disclosed on the Interim Balance Sheet;

(k)

neither the Target nor any of its Subsidiaries has (i) filed or been required to file any disclosures under Code Sections 6662 or 6011 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return, or (ii) entered into any “listed transactions” as defined in Treasury Regulation Section 1.6011-4(b)(2); the Company has properly disclosed all reportable transactions as required by Treasury Regulation Section 1.6011-4, including filing Forms 8886 with Tax Returns and with the Office of Tax Shelter Analysis;

(l)

neither the Target nor any of its Subsidiaries has made any payments, or is obligated to make any payments, nor is it a party to any plan, program or agreement that could obligate it to make any payments, separately or in the aggregate, that will not be fully deductible under Code Section 280G or any corresponding provision of state, local or foreign Tax Law;

(m)

neither the Target nor any of its Subsidiaries has been, nor will it be on the Closing Date, a United States real property holding corporation (within the meaning of Code Section 897(c)(2)) at any time during the applicable period specified in Code Section 897(c)(1)(A)(ii);

(n)

neither the Target nor any of its Subsidiaries is a party to or otherwise bound by any Tax indemnification, allocation or sharing agreement; neither the Target nor any of its Subsidiaries: (i) has been a member of an affiliated group filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax Law), as a transferee or successor, by contract or otherwise;

(o)

neither the Target nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, its taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:  (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement,” as described in Code Section 7121 (or any corresponding provision of state, local or foreign Tax Law), (iii) intercompany transactions or any excess loss account described in the Treasury Regulations under Code Section 1502 (or any corresponding provision of state, local or foreign Tax Law), or (iv) prepaid amount received on or prior to the Closing Date;

(p)

neither the Target nor any of its Subsidiaries has distributed stock of another Person, nor has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361;

(q)

neither the Target nor any of its Subsidiaries owns an interest in real property in any jurisdiction in which a Tax is imposed, or the value of the interest is reassessed, on the transfer of any ownership in the Target; and

(r)

neither the Target nor any of its Subsidiaries has established nor is it a party to a nonqualified deferred compensation plan subject to Code Section 409A.

3.12

Litigation

.  Except as set forth on Schedule 3.12:

(a)

there are no claims, suits or actions, administrative, arbitration or other proceedings, or governmental investigations or audits pending or, to the Knowledge of the Company, threatened against the Company, any of its properties, assets or business or the transactions contemplated hereby;

(b)

no Person has, in the past three (3) years, notified the Company in writing of a material claim against the Company alleging any personal property or economic injury, loss or damage incurred as a result of or relating to (i) the use of any products sold by or on behalf of the Company, (ii) services rendered by the Company, or (iii) acts by or omissions of the Company;

(c)

to the Knowledge of the Company, no event has occurred and no circumstance exists that may give rise to or serve as a reasonable basis for any material claim, suit, action or other proceeding to be brought or threatened against the Company; and

(d)

there are no outstanding judgments, orders, stipulations, injunctions, decrees or awards against the Company that relate to the Business that have not been fully satisfied or that require notice to, or any consent from, any Governmental Authority.

3.13

Compliance with Applicable Laws

.

(a)

Except as set forth on Schedule 3.13:

(i)

the Company has been in compliance in all material respects with all Laws applicable to it, to the conduct of the Business and its operations and to the use of its properties or assets;

(ii)

the Company has not received written notice of any violation or alleged violation of any Law by the Company;

(iii)

to the Knowledge of the Company, there is no pending or proposed legislation applicable to the Company or the conduct of its business or operations that, if enacted, would reasonably be expected to have a Material Adverse Effect; and

(iv)

to the Knowledge of the Company, no event has occurred and no circumstance exists that would reasonably be expected to constitute or result in (with or without notice or lapse of time or both) a material violation of or failure to comply with (A) any Law by the Company or (B) an order of any court with respect to which the Company or any of its assets or properties is subject.

(b)

Notwithstanding the foregoing, no representation or warranty is made under this Section 3.13 in respect of any matter relating to (i) Taxes that are addressed in Section 3.11 (as to which no representation or warranty is made except as set forth in Section 3.11), (ii) Environmental Laws that are addressed in Section 3.14 (as to which no representation or warranty is made except as set forth in Section 3.14), or (iii) ERISA, labor and employment matters that are addressed in Sections 3.22 and 3.23 (as to which no representation or warranty is made except as set forth in Sections 3.22 and 3.23).

3.14

Environmental Matters

.

(a)

Except as set forth on Schedule 3.14(a):

(i)

all activities at or upon any real property presently or formerly owned, operated or leased by the Company (the “Facilities”) by or on behalf of the Company have been and are being conducted in compliance with all Environmental Laws and the Company has obtained or has taken appropriate steps to obtain all Permits necessary for the ownership or operation of the Facilities under Environmental Laws, and such Permits are in good standing;

(ii)

to the Knowledge of the Company, there have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted by any Governmental Authority in relation to any property or business now or previously owned, operated or leased by the Company;

(iii)

no Hazardous Substance is present in any medium at any of the Facilities in such a manner or amount as requires remediation under any applicable Environmental Law;

(iv)

the Company has not received nor is it otherwise aware of any notice, claim or other communication concerning any alleged violation of Environmental Law, and no employee has brought a claim, or, to the Knowledge of the Company, threatened to bring a claim, against the Company that he was harmed by workplace exposure to a Hazardous Substance, nor, to the Knowledge of the Company, is there any reasonable basis for such claim;

(v)

the Company is not subject to any pending civil, criminal or administrative claims or proceedings, investigations, order, judgment, decree or settlement in connection with any of the Facilities or the Company’s activities (or failure to act) thereon, alleging any violation of Environmental Law and, to the Knowledge of the Company, there is no reasonable basis for any such proceeding, investigation, order, judgment, decree or settlement;

(vi)

there has been no Release or, to the Knowledge of the Company, threat of Release, by the Company of any Hazardous Substance at or from any of the Facilities or at or from any other property or facility to which any Hazardous Substances that were generated, manufactured, refined, transferred, produced, imported, used or processed by the Company at any of the Facilities were transported for treatment, disposal, and/or recycling;

(b)

The Company has delivered to the Buyer true and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Company pertaining to any Hazardous Substance or activity in, on or under the Facilities, or concerning compliance by the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

3.15

Permits

.

(a)

A true and complete list of all governmental permits, approvals, licenses, certificates, franchises, authorizations, consents and orders that are, in the reasonable opinion of the Company, necessary for the operation of the Business in the manner that it is presently conducted is set forth on Schedule 3.15(a) (collectively, “Permits”).

(b)

Except as set forth on Schedule 3.15(b):

(i)

the Company has all such Permits, and all such Permits are valid and remain in full force and effect;

(ii)

assuming the Buyer complies with all of Buyer’s applicable pre-Closing notification, disclosure, consent and approval requirements with respect to such Permits in connection with the consummation of the Merger and the other transactions contemplated by this Agreement, such Permits will remain valid and in full force and effect immediately following the Closing; and

(iii)

no action or proceeding seeking or contemplating the revocation or suspension of any Permit is pending or, to the Knowledge of the Company, threatened.

3.16

Title to Assets; Condition of Personal Property; Real Property

.

(a)

Except as set forth on Schedule 3.16(a):

(i)

except for inventory disposed of in the Ordinary Course of Business and disposal of other assets with an aggregate fair market value not exceeding $50,000, the Company owns, or in the case of leased property has valid leasehold interests in, the property and assets (whether real or personal, tangible or intangible) reflected in the Interim Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for Permitted Liens;

(ii)

the assets reflected on the Interim Balance Sheet are all of the material tangible assets that are necessary for the conduct of the Business as currently conducted by the Company; and

(iii)

the tangible personal property of the Company, taken as a whole, is in good condition and repair (normal wear and tear excepted) and has been operated and maintained in the Ordinary Course of Business.

(b)

Schedule 3.16(b) sets forth a complete list of (i) all Owned Properties and (ii) all Real Property Leases, including a description of each such Real Property Lease setting forth (A) the name of the third party lessor or lessee, (B) the date of the lease or sublease and of all amendments thereto, and (C) the applicable monthly rental or lease payment.  The Company has made available to Buyer copies of (i) the deeds, title reports and surveys for the Owned Properties and (ii) the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.  The Company Properties constitute all of the interests in real property currently used, occupied or held for use in connection with the Business and which are necessary for the continued operation of the Business as currently conducted.

(c)

The Target or one of its Subsidiaries, as applicable, has good fee title to all Owned Property, free and clear of all Liens of any nature whatsoever, except (i) those Liens set forth on Schedule 3.16(c) and (ii) Permitted Liens.

(d)

Except as set forth on Schedule 3.16(d):

(i)

each of the Real Property Leases is in full force and effect;

(ii)

neither the Target nor any of its Subsidiaries is in default in any material respect under any Real Property Lease, and, to the Knowledge of the Company, no event has occurred and no circumstance exists which, if not remedied, and whether with or without notice or the passage of time or both, would result in such a default;

(iii)

to the Knowledge of the Company, neither the Target nor any of its Subsidiaries is subject to any material restoration obligations in its capacity as tenant under any Real Property Leases; and

(iv)

to the Knowledge of the Company, no other party to any Real Property Lease is in default or breach (or without due notice or lapse of time or both) in any material respect under the terms of any such Real Property Lease.

(e)

Except as set forth on Schedule 3.16(e), (i) the Target and its Subsidiaries have all certificates of occupancy and material Permits necessary or useful for the current use and operation of each Company Property, and (ii) no default or violation, or, to the Knowledge of the Company, event that with the lapse of time or giving of notice or both would become a default or violation, has occurred in the due observance of any such Permit.

(f)

Except as set forth on Schedule 3.16(f), neither the Target nor any of its Subsidiaries owns, holds, is obligated under or is a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein.

(g)

Except as set forth on Schedule 3.16(g), neither the Target nor any of its Subsidiaries has received any written notice of any appropriation, condemnation or like proceeding, or of any violation of any applicable zoning Law or Order relating to or affecting the Owned Property or Real Estate Leases, and to the Company’s Knowledge, no such proceeding has been threatened or commenced.

(h)

Except as set forth on Schedule 3.16(h), to the Company’s Knowledge, (i) all buildings and other structures located on the Company Properties and, with respect to the Real Property Leases, which are on the leased premises, are structurally sound and in good condition and repair (normal wear and tear excepted), and (ii) the current use of the Company Properties by the Company does not violate in any material respect any applicable real property covenants, restrictions or zoning Laws.

(i)

Schedule 3.16(i) sets forth a list of the Company’s fixed assets as of December 31, 2008.

3.17

Accounts Receivable

.

(a)

Schedule 3.17 sets forth a true and complete list of the Company’s accounts receivable as of March 31, 2009, and the individual aging with respect thereto.  All of the accounts receivable of the Company reflected on Schedule 3.17 are reflected properly on the Company’s books and records and constitute bona fide, valid, binding and collectible receivables subject to no setoffs or counterclaims, subject only to the reserve for bad debts set forth on the face of the Interim Balance Sheet.

(b)

A true and complete list of the Company’s accounts receivable as of a date no more than three (3) Business Days prior to the Closing Date, and individual aging with respect thereto, will be added to Schedule 3.17 at the Closing.  Such updated accounts receivable of the Company reflected on the updated Schedule 3.17 pursuant to the preceding sentence will, as of the date when required to be added, be reflected properly on the Company’s books and records and will be bona fide, valid, binding and collectible receivables subject to no setoffs or counterclaims, subject only to the reserve for bad debts reflected on the books and records of the Company.

(c)

All weights and measurements underlying Company billings to customers (other than any such billings made prior to the acquisition of the corresponding account receivable by the Company pursuant to any purchase of assets or equity interests of another entity) are accurate in all material respects.

3.18

Absence of Undisclosed Liabilities

.  The Company has no material Liabilities of any nature other than (a) Liabilities as and to the extent reflected on the Interim Balance Sheet; (b) contingent obligations (whether or not currently earned and payable) of the Company as of the date hereof arising out of past acquisitions by the Company and set forth on Schedule 3.18(b) (“Schedule 3.18(b) Obligations”), (c) Liabilities incurred by it in the Ordinary Course of Business since the date of the Interim Balance Sheet (none of which is a material Liability for breach of contract, breach of warranty, tort, infringement, claim, lawsuit or other proceeding); (d) obligations not in default under the Material Contracts and Contracts entered into by it in the Ordinary Course of Business; (e) Liabilities set forth on Schedule 3.18(e); and (e) Liabilities incurred in connection with the transactions contemplated hereby.  The Company shall have no Schedule 3.18(b) Obligations as of the Closing Date.

3.19

Intellectual Property

.

(a)

The Company has either all right, title and interest in and to, or valid and enforceable rights under contract to use, all items of Company Intellectual Property, free and clear of all Liens (other than Permitted Liens) necessary for the operation of the Business as it is currently conducted.  There are no restrictions on the direct or indirect transfer of any contract or other agreement, or any interest therein, held by the Company in respect of any item of Company Intellectual Property.  No Shareholder nor any officer, director or employee of the Company or any of its Affiliates has any ownership, royalty or other interest in any of the Company Intellectual Property.

(b)

Schedule 3.19(b) sets forth a true and complete list of all registered Company Intellectual Property, all unregistered trademarks of the Company and all domain names owned or used by the Company in the conduct of the Business.  Neither the Company nor, to the Knowledge of the Company, any third party, is in default (or, with the giving of notice or lapse of time or both, would be in default) under any contract or other agreement to use any item of Company Intellectual Property required to be set forth on Schedule 3.19(b).

(c)

Except as set forth on Schedule 3.19(c):

(i)

the conduct of the Business by the Company, as currently conducted, does not constitute an infringement or other violation of any copyright, trade secret, trademark, trademark rights, trade names, trade name rights, service marks, patent, invention, proprietary information, nondisclosure or any other rights of any Person;

(ii)

the Company has not received any notice of, nor does it have any Knowledge of any threatened action relating to, any infringement of or conflict with, any license, patent, copyright, trademark, service mark or other intellectual property right of any other Person;

(iii)

the Company has not received any notice of, nor does it have any Knowledge of, any infringement or unauthorized use by any Person of any of the Company Intellectual Property;

(iv)

the Company Intellectual Property is valid and enforceable and the validity or enforceability of any of the Company Intellectual Property or the title of the Company thereto has not been questioned in any litigation, governmental inquiry or proceeding to which the Company is a party and, to the Knowledge of the Company, no such litigation, governmental inquiry or proceeding is threatened;

(v)

the Company has taken all actions reasonable, necessary and appropriate to preserve the confidentiality of all trade secrets, proprietary and other confidential information material to the Business.

3.20

Insurance

.  Schedule 3.20 sets forth a true and complete list of all policies of insurance under which the Target, any of its Subsidiaries or any of their respective officers, directors or managers (in such capacity) is an insured party, beneficiary or loss payable payee.  True and complete copies of all such policies have been previously provided to the Buyer.  Such policies are in full force and effect for such amounts as are sufficient for all Legal Requirements and all agreements to which the Company is a party or by which it is bound.  The Company is not in default in any material respect with respect to any provision contained in any such policy, and the Company has not received or given any written notice of cancellation or non-renewal or, to the Knowledge of the Company, any other indication that any insurance policy is no longer in full force or effect or that the issuer of any policy is not willing or able to perform its obligations with respect to any such policy.

3.21

Bank Accounts and Credit Cards

.  Schedule 3.21 sets forth a true and complete list showing the names of all:  (a) banks in which the Company has an account (including the type and account number of each such account) or safe deposit box and the names of all Persons authorized to draw thereon and who have access thereto; and (b) credit card issuers with whom the Company has an account and the names of all Persons authorized to use such accounts or who have access thereto.  There are no automatic, periodic or scheduled withdrawals or debits with respect to any of the bank accounts required to be set forth on Schedule 3.21.

3.22

Employee Arrangements; ERISA

.

(a)

Schedule 3.22(a) sets forth a true and complete list of all Benefit Plans. For purposes of this Section 3.22, any reference to the term “Company” shall be deemed also to refer to any entity that is under common control or affiliated with the Company, within the meaning of Section 4001 of ERISA and the rules and regulations promulgated thereunder, or Sections 414(b), (c), (m) or (o) of the Code.

(b)

The Company has delivered or made available to the Buyer true and complete copies of each Benefit Plan (including any related trust agreement), each plan document (including, as applicable, any adoption agreement and underlying prototype plan document), the most recent summary plan descriptions and the three (3) most recent Form 5500’s filed with respect to each Benefit Plan which accurately reflect the terms of such plans.  The Company has delivered to Buyer a copy of any Benefit Plan that is a retention plan, along with a schedule setting forth vesting and payment amounts for each individual entitled to a payment under such plan.  Except as set forth on Schedule 3.22(a), neither the Company nor any ERISA Affiliate has announced or otherwise made a commitment to create any bonus, option, deferred compensation, pension, profit sharing or retirement plan or arrangement, severance arrangement or other fringe benefit plan.

(c)

Each of the Benefit Plans set forth on Schedule 3.22(a) is and has at all times been in material compliance with all applicable provisions of ERISA, the Code and other Laws.

(d)

Except as set forth on Schedule 3.22(d), the execution and delivery of, and the performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent event) constitute an event under any Benefit Plan or individual agreement or arrangement that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee, former employee, consultant, agent or director of the Company or an ERISA Affiliate.

(e)

Each Benefit Plan that is a “group health plan” (within the meaning of Code Section 4980B) has been administered in material compliance with the coverage continuation requirements of COBRA, and as provided under Code Section 4980 and any regulations promulgated or proposed under the Code.  The Company and each Benefit Plan are in material compliance with the requirements of the Health Insurance Portability and Accountability Act.

(f)

Except as set forth on Schedule 3.22(f), at no time has any ERISA Affiliate or the Company contributed to, been required to contribute to or incurred any Liability to any Benefit Plan that (i) is a defined benefit plan, as defined in Section 3(35) of ERISA, that is subject to Title IV of ERISA or that is subject to Section 412 of the Code, (ii) is a multiemployer plan, as defined in Section 3(37) of ERISA, (iii) is a multiple employer welfare arrangement, as defined in Section 3(40) of ERISA, (iv) is a multiple employer plan, as described in Section 210 of ERISA, subject to Title IV of ERISA, (v) is a self-insured health insurance plan (other than a medical reimbursement plan or health reimbursement account plan), or (vi) provides health (other than as required under COBRA or other applicable Law) or life insurance benefits to former employees, directors or consultants.

(g)

No event has occurred nor is any, to the Knowledge of the Company, threatened that would constitute a reportable event (for which any applicable notice requirement has not been waived) within the meaning of Section 4043(b) of ERISA with respect to any Pension Plan.

(h)

Except as set forth on Schedule 3.22(h), each Pension Plan that is intended to meet the requirements of Code Section 401(a) meets, and since its inception has met, the requirements for qualification under Code Section 401(a) and nothing has occurred that would reasonably be expected to adversely affect the qualified status of any such Pension Plan.  The IRS has issued a favorable determination letter, opinion letter or similar determination with respect to the qualification under the Code of each Pension Plan and the IRS has not taken any action to revoke or suspend any such letter.

(i)

Except as set forth on Schedule 3.22(i), those sections of all annual reports heretofore filed with the IRS or the Department of Labor by or on behalf of every Benefit Plan that were required to be so certified were certified without qualification by the accountants or actuaries of such Benefit Plan.

(j)

Except as set forth on Schedule 3.22(j), the Company has made all contributions required to be made by them to each Benefit Plan under the terms of the Benefit Plan and applicable Law.  No prohibited transaction (as defined in Code Section 4975 or Section 406 of ERISA) has occurred with respect to any Benefit Plan that could subject any Benefit Plan or any related trust, the Company, the Buyer or any director, officer or employee of any of them to any material Tax or penalty imposed under Code Section 4975 or Sections 502(i) or 502(1) of ERISA, directly or indirectly, whether by way of indemnity or otherwise.

3.23

Employees

.

(a)

Schedule 3.23 sets forth a true and correct summary of the following information for each current employee of the Company, including each employee on leave of absence, disability or layoff status:  name; job title; employment status; current base pay and current bonus target and actual amount of last bonus paid and any change(s) in compensation since January 1, 2009; vacation accrual; and service years credited for purposes of vesting or eligibility to participate in any Benefit Plan.

(b)

The Company has no union or collective bargaining agreement or arrangement to which the Company is a party or by which it is otherwise bound.

(c)

No union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of any group of employees that includes any employees of the Company.  There is no pending or, to the Knowledge of the Company, threatened representation proceeding or petition, strike, work stoppage, work slowdown, unfair labor practice charge or complaint or other material labor dispute affecting any employee of the Company.

(d)

To the Knowledge of the Company, no officer or employee of the Company is a party to or is otherwise bound by any agreement or arrangement, including any confidentiality, non-competition or proprietary rights agreement, with any Person (other than the Company) that in any way limits or adversely affects or will limit or affect (i) the performance of his duties as an employee, officer or director of the Company after the Closing or (ii) the ability of the Company to conduct the Business.

(e)

There have not been any wage and hour claims relating to the Business or the Company in the past three (3) years, nor, to the Knowledge of the Company, are there any wage and hour claims currently pending or threatened against the Company or relating to the Business.

(f)

The Company has complied in all material respects with all employment related Laws in each jurisdiction in which it employs any employees.  There is no action, claim or proceeding pending, or to the Knowledge of the Company, threatened, involving any employee and his or her relationship with the Company.  To the Knowledge of the Company, no facts exist which are reasonably likely to result in any Liabilities or any action, claim or proceeding before any tribunal, or investigation by any Governmental Authority, arising out of any employee’s relationship or ending of relationship with the Company.

(g)

All individuals who are performing or have performed consulting or other services for the Company have been correctly classified as either “independent contractors” or “employees,” as the case may be.  There are no pending or, to the Knowledge of the Company, threatened actions, claims, audits by any Governmental Authority, or proceedings against the Company or in connection with the Business by or on behalf of or related to any individuals currently or formerly classified by as “independent contractors” or consultants.

(h)

Except as set forth on Schedule 3.23(h), neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment becoming due to any employee (current, former, or retired) of the Company, (ii) increase any benefits otherwise payable under any Benefit Plan of the Company or any ERISA Affiliate, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

3.24

Absence of Certain Business Practices

.  Neither the Company nor, to the Knowledge of the Company, any officer or director or other employee or agent of the Company has given any improper or illegal gift, bribe, kickback, gratuity or similar benefit to any customer or supplier or any employee thereof, any Governmental Authority or governmental employee or any other Person in a position to help or hinder the Company in its business or operations.

3.25

Product Warranty; Product Liability

.

(a)

Except as set forth on Schedule 3.25, each product manufactured, sold or delivered by the Company in conducting its business has been in conformity with all product specifications, all express and implied warranties and, in all material respects, all applicable Legal Requirements.  The Company does not have any material Liability for replacement or repair of any such products or other damages in connection therewith or any other customer or product obligations that are not reserved against on the Interim Balance Sheet.

(b)

The Company does not have any material Liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any product designed, manufactured, assembled, repaired, maintained, delivered, sold or installed, or services rendered, by or on behalf of the Company.  The Company has not committed or failed to commit any act that would result in, and to the Knowledge of the Company, there has been no occurrence that would give rise to or form the basis for, any material product Liability or Liability for breach of warranty (whether covered by insurance or not) on the part of the Company with respect to products designed, manufactured, assembled, repaired, maintained, delivered, sold or installed, or services rendered, by or on behalf of the Company.  The Company has not initiated any product recalls, whether voluntary or mandated by any Legal Requirement.

3.26

Brokers

.  Except as set forth on Schedule 3.26, no agent, broker, firm or other Person acting on behalf of the Company or any Shareholder, or under the authority of any of the foregoing, is or shall be entitled to a brokerage commission, finder’s fee or similar payment in connection with any of the transactions contemplated hereby from the Company, any of the Shareholders or the Buyer.

3.27

Affiliated Transactions

.  Except as set forth on Schedule 3.27, no Shareholder and no director or officer of the Company (or any of its respective Affiliates) (a) is a party to or otherwise a beneficiary of any agreement, transaction or arrangement (oral or written) with or involving the Company or (b) has any claim, monetary or otherwise, against the Company.

3.28

Bonds, Letters of Credit and Guarantees.

  Except as set forth on Schedule 3.28, there are no bonds, letters of credit, escrows and guarantees posted by or on behalf of the Company or any of their assets with Governmental Authorities or other parties.  Except as set forth on Schedule 3.28, the Company’s execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in a breach of, constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any of the bonds, letters of credit, escrows or guarantees set forth on Schedule 3.28.

3.29

Disclosure

.  To the Knowledge of the Company, no representation or warranty made by the Target herein or in any of the Ancillary Agreements, and no statement provided in any certificate or other document furnished or to be furnished by or on behalf of the Target at the Closing, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact that is necessary in order to make the statements herein or therein not misleading.

4.

REPRESENTATIONS AND WARRANTIES OF THE BUYER

.  The Buyer hereby represents and warrants to the Target as follows:

4.1

Organization and Power

.  The Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted by it.  The Acquisition Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as presently conducted by it.

4.2

Authority; Validity; No Conflicts

.

(a)

Authority.  The execution and delivery by the Buyer and the Acquisition Sub of this Agreement and of each of the Ancillary Agreements to which each shall become a party, the performance by the Buyer and the Acquisition Sub of their obligations under this Agreement and such Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Buyer and the Acquisition Sub, and each of the Buyer and the Acquisition Sub has all necessary corporate power with respect thereto.

(b)

Validity.  This Agreement and the Ancillary Agreements to which the Buyer and the Acquisition Sub shall become a party have been (or will be) duly executed and delivered by the Buyer and the Acquisition Sub and are or, when executed and delivered by the Buyer and the Acquisition Sub, will be the valid and binding obligations of the Buyer and the Acquisition Sub, enforceable against the Buyer and the Acquisition Sub in accordance with their respective terms, except to the extent that enforceability thereof may be limited by general equitable principles or the operation of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar Laws.

(c)

No Conflicts.  Neither the execution and delivery by the Buyer or the Acquisition Sub of this Agreement and the Ancillary Agreements to which they shall become a party, nor the consummation of the transactions contemplated hereby or thereby, nor the performance by the Buyer or the Acquisition Sub of their obligations hereunder or thereunder, shall (or, with the giving of notice or the lapse of time or both, would) (a) conflict with or violate any provision of the certificate of incorporation or bylaws of the Buyer or the certificate of incorporation or bylaws of Acquisition Sub; or (b) violate any Law applicable to the Buyer or the Acquisition Sub or any of their properties or assets.

4.3

Brokers

.  No agent, broker, firm or other Person acting on behalf of the Buyer or the Acquisition Sub, or under the authority of any of the foregoing, is or shall be entitled to a brokerage commission, finder’s fee or similar payment in connection with any of the transactions contemplated hereby from the Buyer, the Acquisition Sub, the Company or any of the Shareholders.

4.4

Governmental Authorizations; Third-Party Consents

.  No approval, consent, waiver, exemption, order, authorization or other action by, or notice or disclosure to or filing with, any Governmental Authority or any Person, is required to be obtained by the Buyer or the Acquisition Sub in connection with (or in order to permit) the execution, delivery or performance by any of them of this Agreement or any of the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, other than: (i) filing of the Certificate of Merger with Secretary of State of the State of Delaware in accordance with the DGCL, (ii) compliance with the applicable requirements of the HSR Act, if any, (iii) all applicable notification, disclosure, consent and approval requirements with respect to the Permits in connection with the consummation of the Merger and the other transactions contemplated by this Agreement; provided, that, except as set forth on Schedule 3.3(c),, none of the notification, disclosure, consent and approval requirements with respect to the Permits is required to occur prior to the Closing, and (iv) any such other action, approval, consent, authorization, filing or notification that, if not made or obtained, would not materially impact the ability of the Buyer or the Acquisition Sub to consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements to which the Buyer or the Acquisition Sub is to be a party.

4.5

Sufficient Funds

.  The Buyer and the Acquisition Sub have, and will have as of the Closing Date and the Effective Time sufficient cash available, directly or through one or more Affiliates, to pay all amounts to be paid by the Buyer and the Acquisition Sub in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement and each of the Ancillary Agreements to which each of them shall become a party, including the Buyer’s and the Acquisition Sub’s costs and expenses and the Merger Consideration on the terms and conditions contained in this Agreement.

5.

COVENANTS

.  The Company, the Buyer and the Acquisition Sub hereby covenant and agree as follows:

5.1

Investigation by the Buyer

.

(a)

From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms: the Buyer may, through its representatives (including its counsel, accountants, lenders, and consultants), make such investigations of the properties, offices, operations and employees of the Company and such audit of the financial condition of the Company as it deems necessary or advisable in connection with the transactions contemplated hereby, including any investigations enabling it to familiarize itself with such properties, offices, operations, financial condition and employees; provided, however, that any such investigations or audits shall be conducted at the expense of the Buyer and the Acquisition Sub, during normal business hours, under the supervision of the Company’s personnel and in such a manner as not unreasonably to interfere with the normal operations of the Company.  Such investigations or audits shall not, however, affect or limit the Company’s representations, warranties and agreements hereunder.  Subject to the limitations set forth in the first sentence of this Section 5.1(a), the Target shall permit the Buyer and its authorized representatives to have reasonable access to the premises and to all books and records and Tax Returns of the Company, and the Buyer shall have the right to make copies thereof and excerpts therefrom.  In connection with such review, the Buyer and its representatives may, with the prior written consent of the Target, contact and communicate with key employees, suppliers, customers, lenders and creditors of the Company; provided, however, that the Target shall be entitled to have one or more representatives participate in all such contacts or communications.  The Target shall timely furnish the Buyer with such financial and operating data and other information with respect to the Company and its operations as the Buyer may from time to time reasonably request.

(b)

Notwithstanding anything to the contrary in this Agreement, the Target shall not be required to disclose any information to the Buyer or the Acquisition Sub or any of their representatives if such disclosure would, in the Target’s sole discretion, (i) jeopardize any attorney client or other legal privilege, (ii) be inappropriate because it relates to a job or service for which the Company and the Buyer or any of its Affiliates have tendered or plan to tender competing bids or (iii) contravene any applicable Law, fiduciary duty or binding agreement entered into prior to the date hereof; provided, however, that the Target will reasonably cooperate with the Buyer and the Acquisition Sub to avoid any non-disclosure pursuant to this Section 5.1(b) (other than clause (ii) hereof).

(c)

Notwithstanding anything to the contrary in this Agreement, neither the Buyer nor the Acquisition Sub nor any of their representatives shall, directly or indirectly, conduct without the written permission of the Target any sampling or laboratory analysis of environmental media, building materials or other substances at any facility of the Company.

(d)

Each of the Buyer and the Acquisition Sub agrees that all information provided to it or its representatives in connection with this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and each of the Ancillary Agreements shall be deemed to be Confidential Information, as such term is used in, and shall be treated in accordance with, the Confidentiality Agreement.

5.2

Carry on in Ordinary Course

.  From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms:

(a)

except with respect to actions expressly permitted or required to be taken with respect to this Agreement, the Target shall (and shall cause its Subsidiaries to) conduct the Business and operations of the Company in a manner consistent with the past practice of the Business and shall use its commercially reasonable efforts to preserve in all material respects the present relationships between the Company and its suppliers, distributors, customers and other Persons having business relationships with it; and

(b)

except as set forth on Schedule 5.2(b), the Target shall not (and shall prevent its Subsidiaries from), except with the Buyer’s prior written consent, not to be unreasonably withheld:

(i)

declare, make or pay any distributions or dividends on or in respect of Target’s capital stock or make any payments to the Shareholders other than salaries and expense reimbursements due in the Ordinary Course of Business;

(ii)

make or grant any increases in salary or other compensation or bonuses to employees or grant any employee any severance or termination pay or establish, adopt, enter into or amend in any material respect any Benefit Plan;

(iii)

adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Target (other than the Merger contemplated herein);

(iv)

make any general adjustment in the type or hours of work of its employees;

(v)

enter into or amend any agreement, arrangement or transaction with any Shareholder or any Affiliate of the Target or any Shareholder;

(vi)

acquire, exchange, lease, license or dispose of any properties or assets of the Company, other than in the Ordinary Course of Business;

(vii)

issue or grant any shares of capital stock, options, warrants or other securities (other than shares of Company Common Stock issued upon the exercise of currently outstanding Company Options and Company Warrants), whether or not such are then exercisable for, convertible into or exchangeable for shares of capital stock or such other securities, or affect any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares;

(viii)

amend or repeal any of the Target Organizational Documents;

(ix)

incur any accounts payable except in the Ordinary Course of Business;

(x)

incur any Company Indebtedness except in the Ordinary Course of Business, none of which exceed $50,000 individually and the aggregate of which do not exceed $200,000;

(xi)

grant, or permit any of its assets or properties including any Company Intellectual Property to become subject to, any Lien (other than Permitted Liens);

(xii)

terminate or amend any agreement set forth on Schedule 3.8 in a manner which is adverse to the Company in any material respect, either individually or in the aggregate, or enter into any agreement or arrangement that would, if in effect as of the date hereof, otherwise be required to be set forth on such Schedule 3.8;

(xiii)

discount, collect or write-off any accounts or notes receivables, other than in the Ordinary Course of Business;

(xiv)

waive any statute of limitations in respect of Taxes or execute or file with any Governmental Authority any agreement extending the period of assessment or collection of any Taxes;

(xv)

change any method of accounting for Tax purposes, except as required by changes in applicable Laws or accounting rules;

(xvi)

make or amend any elections for Tax purposes;

(xvii)

adopt a taxable year other than the calendar year;

(xviii)

enter into any “closing agreement,” as described in Code Section 7121 (or any corresponding provision of state, local or foreign Tax Law);

(xix)

make any payments, become obligated to make any payments, or become a party to any plan, program or agreement that could obligate any of them to make any payments, separately or in the aggregate, that would (I) not be fully deductible under Code Section 280G or; (II) constitute a nonqualified deferred compensation plan subject to Code Section 409A;

(xx)

permit, whether by action or inaction, the Company’s rights to any Company Intellectual Property to lapse, terminate, go abandoned, or otherwise cease to exist;

(xxi)

settle or compromise any pending or threatened legal proceeding or any claim or claims for, or that would result in a loss of revenue of, an amount that could, individually or in the aggregate, reasonably be expected to be greater than $50,000, other than any settlement which does not impose any obligations, including the payment of any sum of money, on the Company, the Buyer or the Surviving Corporation on or subsequent to the Closing Date;

(xxii)

make any amendments, modifications or alterations in anyway to the Real Property Leases without Buyer’s consent; or

(xxiii)

enter into any agreement or arrangement to take any of the foregoing actions.

5.3

Exclusive Dealings

.  From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Target shall not, and shall cause its Subsidiaries and Target’s and its Subsidiaries’ respective directors, manages, officers, employees and agents not to, directly or indirectly, solicit or initiate the submission of proposals from, or solicit, encourage, entertain or enter into any arrangement, agreement, letter of intent or understanding with, or engage in any negotiations with, or furnish any information to, any Person, other than the Buyer or any representative(s) or agent(s) thereof, with respect to the direct or indirect acquisition of all or any material portion of the business, operations, properties or assets of the Company or any of its securities.  Should the Target, any of its Subsidiaries or any of their respective directors, managers, officers, employees or agents, during such period, receive any offer or inquiry relating to any such acquisition, or obtain information that such an offer is likely to be made, it/he will provide the Buyer with prompt written notice thereof and of the terms of such proposed acquisition.

5.4

Commercially Reasonable Best Efforts

.  Each of the Parties shall act in good faith and use commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable to consummate the transactions contemplated by this Agreement as soon as reasonably practicable.  If all of the conditions to a Party’s obligation to close hereunder shall have been satisfied, such Party shall diligently proceed to close.  Without limiting the foregoing, each Party shall: (a) use its commercially reasonable best efforts to obtain, on or prior to the Closing, all Consents and waivers and provide all necessary notices to, and make all filings with and applications and submissions to, any Governmental Authority or Person required for the consummation of the transactions contemplated by this Agreement as promptly as reasonably practicable; provided, however, that to the extent that any of such Consents are not obtained by the Closing Date, each Party shall continue to use its commercially reasonable best efforts thereafter to obtain them; and (b) provide all such information concerning such Party and its officers, directors, employees, trustees and Affiliates as may be necessary or reasonably requested by another Party in connection with the foregoing.

5.5

Shareholder Approval

.  As promptly as practicable and in accordance with the DGCL and the Target Organizational Documents, the Target shall solicit each of its shareholders who have not already signed the Shareholder Consent to execute and deliver the Shareholder Consent to the Company.

5.6

Supplemental Disclosure

.  From and after the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Target shall disclose to the Buyer in writing in reasonable detail (in the form of updated Disclosure Schedules) any material variances from the representations and warranties contained in Section 3 and of any other fact or event that would cause or constitute a breach of the representations and warranties made by the Target in this Agreement, whether as of the date hereof or as of the Closing Date, in each case promptly upon discovery thereof, but in no event later than three (3) days prior to the Closing.  Such disclosures shall amend and supplement the applicable Disclosure Schedules (and the representations and warranties to which they apply) solely for purposes of determining whether the conditions to Buyer’s obligations to consummate the Closing set forth in Section 7.2(b) have been satisfied.  For the avoidance of doubt, no supplemental disclosure provided by the Target to the Buyer pursuant to this Section 5.6 shall affect the right to indemnification, reimbursement or other remedies based upon the applicable representations and warranties in Section 3 as if repeated at and as of the Closing Date without regard to any supplemental disclosure pursuant to this Section 5.6 (except for any such representation and warranty made as of a specified date, in which case such representation and warranty shall be repeated at and as of such specified date without regard to any supplemental disclosure pursuant to this Section 5.6), and Buyer and Acquisition Sub do not waive and shall not be deemed to have waived any right or claim pursuant to Section 9 of this Agreement with respect to such disclosures.

5.7

Access to and Preservation of Records

.

(a)

Pre-Closing.  On or prior to the Closing Date, the Target shall deliver or cause to be delivered to the Buyer or make readily available to the Buyer at the Company’s office all original agreements, documents, books, stock ledgers, minutes, correspondence, and corporate and other records and files, including records and files stored on computer disks or tapes or any other storage medium (collectively, the “Records”) in the possession or control of the Company.

(b)

Post-Closing.  Buyer agrees that it shall, and Buyer agrees that it shall cause the Surviving Corporation to, preserve and keep the records held by it, them or their Affiliates relating to the respective businesses of the Company for a period of five (5) years from the Closing Date and shall make such records and personnel available to the Shareholders’ Rep as may be reasonably required by the Shareholders’ Rep in connection with, among other things, any insurance claims by, legal proceedings or tax audits against or governmental investigations of the Shareholders, the Shareholders’ Rep or any of their respective Affiliates, any evaluation of any claim for indemnification hereunder or in order to enable the Shareholders and Shareholders’ Rep to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby.  In the event the Buyer wishes to destroy such records after that time, Buyer shall first give thirty (30) days prior written notice to the Shareholders’ Rep and the Shareholders’ Rep shall have the right at its option and expense, upon prior written notice given to Buyer within that thirty (30) day period, to take possession of the records within ninety (90) days after the date of such notice.

5.8

Indemnification

.

(a)

The Buyer and the Acquisition Sub agree that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors or officers of the Target (as provided in the Target Organizational Documents) or any of its Subsidiaries (as provided in their respective certificate of incorporation or bylaws or other organizational documents), and each of the foregoing who served as a director or officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Company, in and to the extent of their capacities as such and not as stockholders and/or equity holders of the Target or otherwise (each, together with such person’s heirs, executors or administrators, a “Company Indemnified Party”), as the case may be, shall survive the Merger and shall continue in full force and effect.

(b)

The rights of each Company Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Company Indemnified Party may have under the Target Organizational Documents or the certificate of incorporation or bylaws or other organizational documents of the Surviving Corporation or any of its Subsidiaries, any other indemnification arrangement, the DGCL or otherwise.  The provisions of this Section 5.8 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each Company Indemnified Party.

(c)

In the event the Buyer, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of the Buyer or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.8.

5.9

Maintenance of Insurance

.  From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Target shall maintain (and shall cause each of its Subsidiaries to maintain) in full force and effect its current insurance policies, unless simultaneously with any termination or lapse thereof, replacement policies shall be in full force and effect that provide coverage for the same risks and at levels and amounts equal to or greater than the coverage provided under such policies as of the date hereof.

5.10

Resignations

.  On or prior to the Closing Date, the Target shall cause to be delivered to the Buyer duly executed resignations, effective as of the Closing, of those officers and directors of the Target and its Subsidiaries as set forth on Schedule 5.10.

5.11

Public Announcements

.  The Target and the Buyer agree that they will consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby and any press release or any public statement shall be subject to the mutual agreement of the Parties, except as may be required by the disclosure obligations of a Party or Parties under applicable securities Laws or the rules and regulations of any stock exchange rules.

5.12

Licenses and Certifications

.  Immediately after the date hereof and prior to the Closing Date, the Target shall apply for and obtain any licenses, permits or certifications from any Governmental Authority, and the Target will write and submit, as appropriate, to any Governmental Authority any plans or programs required under Environmental Laws, that the Buyer deems, in its sole but reasonable discretion, to be necessary and proper for the conduct of the Business and the Company upon the consummation of the transactions contemplated hereby.

5.13

280G Covenant

.  Prior to the Closing Date, the Target shall submit to a shareholder vote the right of any “disqualified individual” (as defined in Section 280G(c) of the Code) to receive any and all payments (or any other benefits) that could be deemed “parachute payments” under Section 280G(b) of the Code, in a manner that satisfies the shareholder approval requirements for the small business exemption of Section 280G(b)(5) of the Code and the Treasury Regulations promulgated thereunder.  Such shareholder vote shall establish the “disqualified individual’s” rights to the payment, benefit or other compensation and, in the absence of such shareholder approval, none of those payments or benefits will be paid or provided to any such “disqualified individual”.  In addition, before the vote is submitted to the shareholders of the Target, the Target shall provide adequate disclosure to all holders of Target capital stock entitled to vote of all material facts concerning all payments that, but for such vote, could be deemed “parachute payments” to a “disqualified individual” under Section 280G of the Code in a manner that satisfies Section 280G(b)(5)(B)(ii) of the Code and the Treasury Regulations promulgated thereunder.  Prior to distributing the vote documents to the shareholders, the Target shall provide Buyer and its counsel with a reasonable opportunity to review such documents.

5.14

Non-Disparagement

.  From and after the Closing Date, each Party and its respective Affiliates shall not at any time, directly or indirectly, disparage or make any statement or publication that is intended to or has the effect of disparaging, impugning or injuring the reputation or business interests of any other Party or, if applicable, any of their respective products, services, officers or employees.  This Section 5.14 shall not restrict a Party from pursuing in a judicial forum, arbitration or proceeding any claim or action arising under this Agreement or any Ancillary Agreement.

5.15

HSR Act Filings.

(a)

As soon as practicable after the date hereof, and in any event prior to fourteen (14) days after the date hereof, the Target and the Buyer each shall file a Notification and Report Form and such other filings as required under the HSR Act with the Federal Trade Commission (“FTC”) and the United States Department of Justice (the “Justice Department”) concerning the transactions contemplated by this Agreement.

(b)

The Target and the Buyer shall furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation of any necessary filings or submissions under the provisions of the HSR Act.  The Target and the Buyer shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party hereto in connection with proceedings under or relating to the HSR Act or any other federal or state antitrust or fair trade Law.  The Target and the Buyer shall (i) promptly notify the other Party of any communication to that Party from the FTC, the Justice Department, any State Attorney General or any other Governmental Authority and, subject to applicable Laws, permit the other Party to review in advance any proposed written communication to any of the foregoing, (ii) not agree to participate in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning this Agreement, any related document or the transactions contemplated hereby and thereby unless it consults with the other Party in advance (and such Party will give the other Party a summary of such meeting or discussion promptly thereafter); and (iii) supply to each other copies of all correspondence, filings or written communications (and memoranda setting forth the substance thereof) by such Party or its Affiliates with any Governmental Authority or staff members thereof, with respect to the transactions contemplated by this Agreement.

(c)

The Buyer and the Target each agree, and shall cause their respective Affiliates, to cooperate to obtain any governmental clearances required for Closing, including early termination of the waiting period under the HSR Act and any applicable state antitrust or fair trade Law.  The Buyer and the Target also each agree to take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Authority with jurisdiction over the enforcement of any applicable Laws regarding the transactions contemplated by this Agreement: entering into negotiations; providing information; substantially complying with any second request for information pursuant to the HSR Act (to the extent reasonably necessary to obtain required governmental clearances); and making proposals.

(d)

The costs of any filing fees required in connection with any filing made under the HSR Act shall be borne by Buyer.

5.16

Environmental Reports

.  From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, Buyer shall deliver to the Company promptly, and in any event no later than three (3) days after its receipt thereof, of true and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Buyer pertaining to any Hazardous Substance or activity in, on or under the Facilities, or concerning compliance by the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

5.17

Section 3.18(b) Companies

.  From and after the Closing Date, the Buyer and the Surviving Corporation shall continue to operate the Subsidiaries of the Target listed on Schedule 3.18(b) in the Ordinary Course of Business through the time periods set forth in Schedule 3.18(b).

6.

CERTAIN TAX MATTERS

.

6.1

Allocation of Liability for Taxes

.

(a)

The Shareholders’ Liability.  The Shareholders shall be liable for, and shall indemnify, defend and hold the Buyer harmless against, any and all Taxes imposed on or with respect to the Company for any Pre-Closing Tax Period in excess of (i) Taxes paid on or before the Closing Date, or (ii) accrued on the Interim Balance Sheet and as further accrued in the normal course through the Closing Date.  The Company’s Tax Benefit Items as of the day preceding the Closing Date shall be fully utilized in computing any Taxes due from the Shareholders under Sections 6.1 and 9.2.

(b)

Buyers’ Liability.  The Buyer shall be liable for, and shall indemnify, defend and hold the Shareholders harmless from and against, any and all Taxes imposed on or with respect to the Company for any Tax period commencing after the Closing Date (including the portion of any Straddle Period commencing after the Closing Date) (a “Post-Closing Tax Period”).

6.2

Straddle Period

.  In the case of any taxable period that includes, but does not end on, the Closing Date (a “Straddle Period”), the amount of all Company Taxes attributable to the Pre-Closing Tax Period shall (a) in the case of any Taxes based on or measured by net income or gross receipts of the Company (including but not limited to federal income Tax and Texas “margin” or franchise Tax), and any Taxes imposed in connection with a sale or other disposition of property or other specifically identifiable transaction or event, be determined based on an interim closing of the books as of the close of business on the Closing Date (provided that any exemptions, allowances, and deductions that are calculated on an annual basis shall be apportioned between the period ending on the Closing Date and the period after the Closing Date based on the number of days in each such period), and (b) in the case of any other Taxes of the Company (including but not limited to franchise Taxes determined on the basis of Taxable capital or assets and ad valorem Taxes such as real and other property Taxes), be deemed to be the product of the amount of such Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which shall be the number of days in the portion of the Straddle Period ending on the Closing Date and the denominator of which shall be the total number of days in the entire Straddle Period.  No election will be made under Treasury Regulation Section 1.1502-76(b)(2)(ii)(D) to ratably allocate income to a Straddle Period.  Each Party hereby acknowledges and agrees that all payments made in exchange for In-the-Money Company Options hereunder, and all Noncompete Amounts, employee bonus payments, other compensation payments and Transaction Expenses paid or accrued by the Company on or before the Closing Date, shall be allocated to (and treated as incurred during) the Pre-Closing Tax Period, and shall not take any contrary positions for any purpose (including in connection with the filing of any Tax Return or any audit, litigation or other proceeding with respect to Taxes).

6.3

Preparation and Filing of Tax Returns

.

(a)

The Shareholders’ Rights and Responsibilities.  The Shareholders’ Rep shall timely prepare and file (or cause to be timely prepared and filed) on behalf of the Company all Tax Returns for the Company that report Taxes for which the Shareholders are liable under Section 6.1(a) hereof (other than Tax Returns for Straddle Periods).

(b)

Buyer’s Rights and Responsibilities.  The Buyer shall timely prepare and file (or cause to be timely prepared and filed) on behalf of the Company all Tax Returns for the Company that report Taxes for which the Buyer is liable under Section 6.1(b) hereof, including all Tax Returns for all Straddle Periods.

(c)

Preparation of Tax Returns.

(i)

The Shareholders’ Rep shall, on the one hand, and the Buyer and the Company shall, on the other hand, prepare and provide to the other Party such Tax information as is reasonably requested by the other Party to enable the other Party to prepare any Tax Return that such other Party has the right and obligation hereunder to prepare and file.  Any Tax information reasonably requested pursuant to this Section 6.3(c)(i) shall be provided to the requesting Party within ten (10) days of such request.

(ii)

The Shareholders’ Rep shall, on the one hand, and the Buyer shall, on the other hand, with respect to any Tax Return which such Party is responsible hereunder for preparing and filing, or causing to be prepared and filed, make such Tax Return and related workpapers available for review by the other Party.  The filing Party shall use its commercially reasonable efforts to make Tax Returns available for review as required under this Section 6.3(c)(ii) sufficiently in advance of the due date for filing such Tax Returns to provide the non-filing Party with a meaningful opportunity to analyze and comment on such Tax Returns and have such Tax Returns modified before filing; provided, however, that the non-filing Party shall accept the position of the filing Party unless such position is contrary to the provisions of Section 6.3(d) hereunder.

(d)

Consistency of Filing and Accounting Methods.  Any Tax Return that includes or is based on the operations, ownership, assets or activities of the Company for any Pre-Closing Tax Period shall be prepared in accordance with past Tax accounting and filing practices used with respect to the Tax Returns in question (unless such past practices are no longer permissible under applicable Tax law), and to the extent any items are not covered by past practices (or in the event such past practices are no longer permissible under applicable Tax law), in accordance with reasonable Tax accounting and filing practices selected by the filing Party with the consent of the non-filing Party (which consent shall not be unreasonably withheld or delayed).

6.4

Refunds of Taxes; Amended Returns; Carrybacks; NOL Carryforwards

.

(a)

Refunds.  Subject to Section 6.4(c), if the Buyer receives a Tax refund with respect to Taxes for which the Shareholders are liable hereunder, the Buyer shall pay, within thirty (30) days following the receipt of such Tax refund, the amount of such Tax refund to the Shareholders.  If the Shareholders receive a Tax refund with respect to Taxes for which the Buyer is liable hereunder, the Shareholders shall pay, within thirty (30) days following the receipt of such Tax refund, the amount of such Tax refund to the Buyer.

(b)

Amended Tax Returns.  Subject to Section 6.4(c), any amended Tax Return or claim for Tax refund shall be filed, or caused to be filed, only by the Party that was originally responsible for preparing and filing the Tax Return being amended or on which the Taxes claimed as a refund were originally reported; provided, however, that such Party shall not, without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), make or cause to be made any such filing to the extent that such filing, if accepted, might reasonably be expected to change the Tax liability of the other Party for any Tax period.

(c)

Carrybacks.  If any Tax loss, Tax credit or other Tax attribute of the Company arising in a Post-Closing Tax Period may be carried back and included in any Tax Return filed with respect to the Company for any Pre-Closing Period, the Buyer may elect (at its expense) to carry back such Tax items, in which case the Buyer shall be entitled to receive any Tax refund resulting from such carryback; provided, however, that the Shareholders shall not be obligated to file any carryback claim unless the Buyer so requests in writing and agrees to pay the reasonable expenses related to the claim and any such carryback shall not reduce the Tax Benefit Items as of the Closing Date for purposes of any Shareholder Tax obligation to the Buyer under this Agreement.

6.5

Tax Controversies; Assistance and Cooperation

.

(a)

Notice.  In the event any Tax authority informs the Shareholders Rep or any other Shareholder, on the one hand, or the Buyer or the Company, on the other hand, of any notice of proposed audit, claim, assessment or other dispute concerning an amount of Taxes with respect to which the other Party may incur liability hereunder, the Party so informed shall promptly notify the other Party of such matter.  Such notice shall contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice or other documents received from any Tax authority with respect to such matter.  If a Party has knowledge of an asserted Tax liability with respect to a matter for which it is to be indemnified hereunder and such Party fails to provide the indemnifying Party prompt notice of such asserted Tax liability, if the failure to provide prompt notice results in a monetary detriment to the indemnifying Party, then any amount which the indemnifying Party is otherwise required to pay the indemnified Party pursuant to this Agreement shall be reduced by the amount of such detriment.

(b)

Control Rights.  The filing Party under this Section 6 shall control any audits, disputes, administrative, judicial or other proceedings related to Taxes with respect to which either Party may incur liability hereunder.  Subject to the preceding sentence, in the event an adverse determination may result in each Party having responsibility for an amount of Taxes under this Section 6, each Party shall be entitled to fully participate in that portion of the proceedings relating to the Taxes with respect to which it may incur liability hereunder.  For purposes of this Section 6.5(b), the term “participate” shall include (i) participation in conferences, meetings or proceedings with any Tax authority, the subject matter of which includes an item for which such Party may have liability hereunder, (ii) participation in appearances before any court or tribunal, the subject matter of which includes an item for which such Party may have liability hereunder, and (iii) with respect to matters described in the preceding clauses (i) and (ii), participation in the determination of the content of the documentation, protests, memoranda of fact and law, and briefs, and in the content and conduct of oral arguments and presentations.

(c)

Audit Adjustments.

(i)

The Shareholders’ Audit Adjustments.  In the event that (i) a final determination is made by a Tax authority which results in an adjustment to the Tax items reported on a Tax Return filed with respect to a Pre-Closing Period (including that portion of a Straddle Period for which the Shareholders are liable for Taxes hereunder), and (ii) that adjustment creates a corresponding adjustment (or adjustments) that either reduces the Taxable income or increases the amount of any Tax credit reported on a Tax Return filed with respect to a Post-Closing Period (including that portion of a Straddle Period for which the Buyer is liable for Taxes hereunder) (an “Adjusted Post-Closing Period Tax Return”), then the Buyer shall pay to the Shareholders an amount equal to the sum of (x) the product of the amount of the reduction to Taxable income made as a result of such corresponding adjustment(s) for the Tax period of such corresponding adjustment(s) multiplied by the highest marginal Tax rate in effect for that Tax period, and (y) the increase in the amount of any Tax credit made as a result of such corresponding adjustment(s) for that Tax period.  With respect to any Tax period for which the Adjusted Post-Closing Tax Return has an original due date after the date on which the Buyer receives written notice from the Shareholders’ Rep of the final determination referred to in this Section 6.5(c)(i), the payment by the Buyer for such Tax period shall be made no later than thirty (30) days after the original due date of the Adjusted Post-Closing Tax Return for that Tax period.  With respect to all other Tax periods, the payment by the Buyer shall be made no later than thirty (30) days after the date on which the Buyer receives from the Shareholders’ Rep written notice of the final determination referred to in this Section 6.5(c)(i).

(ii)

Buyer’s Audit Adjustments.  In the event that (i) a final determination is made by a Tax authority which results in an adjustment to the Tax items reported on a Tax Return filed with respect to a Post-Closing Period (including that portion of a Straddle Period for which the Buyer is liable for Taxes hereunder), and (ii) that adjustment creates a corresponding adjustment (or adjustments) that either reduces the Taxable income or increases the amount of any Tax credit reported on a Tax Return filed with respect to a Pre-Closing Period (including that portion of a Straddle Period for which the Shareholders are liable for Taxes hereunder) (an “Adjusted Pre-Closing Period Tax Return”), then the Shareholders shall pay to the Buyer an amount equal to the sum of (x) the product of the amount of the reduction to Taxable income made as a result of such corresponding adjustment(s) for the Tax Period of such corresponding adjustment(s) multiplied by the highest marginal Tax rate in effect for that Tax period, and (y) the increase in the amount of any Tax credit made as a result of such corresponding adjustment(s) for that Tax period.  The payment by the Shareholders shall be made no later than thirty (30) days after the date on which the Shareholders’ Rep receives from the Buyer written notice of the final determination referred to in this Section 6.5(c)(ii).

(d)

Expenses.  Except as otherwise specifically provided herein, the Buyer and the Shareholders shall each bear their own expenses in connection with audit and other administrative and judicial proceedings under this Section 6.5.

(e)

Assistance and Cooperation.  The Shareholders’ Rep, on the one hand, and the Buyer and the Company, on the other hand, shall cooperate (and cause their employees, agents and affiliates to cooperate) with each other and each other’s agents, including accounting firms and legal counsel, in connection with Tax matters relating to the Company.  Such cooperation shall include making all information and documents in its possession available to the other party.  The Parties shall retain all Tax Returns, schedules and workpapers, and all material records and other documents relating thereto, until the expiration of the applicable statute of limitations (including, to the extent notified by any party, any extension thereof) of the Tax period to which such Tax Returns and other documents and information relate.  Any information or documents provided under this Section 6.5(e) shall be kept confidential by the Party receiving such information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with administrative or judicial proceedings relating to Taxes.

6.6

Certain Taxes

.  All transfer (including real property), documentary, sales, stamp, registration and other similar Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid fifty percent (50%) by the Shareholders (through  the Escrow Amount) and fifty percent (50%) by the Buyer when due, and the Surviving Corporation will file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, stamp, registration and other similar Taxes and fees (the expenses of which shall be shared and paid equally by the Shareholders (through the Escrow Amount) and the Buyer.  If required by applicable Law, the Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

6.7

Relationship to Sections 3.11 and 9

(a)

.  Notwithstanding anything in this Section 6 to the contrary, any indemnification and other obligations and liabilities described in this Section 6 shall be subject to, and shall be payable only in the manner described in and subject in all respect to the terms and conditions of, Section 9 of this Agreement, including but not limited to Sections 9.5, 9.6 and 9.7; provided, however, that the procedures set forth in this Section 6 shall apply notwithstanding anything to the contrary set forth in Section 9.4 hereof.  For the avoidance of doubt, any and all indemnification and other obligations and liabilities of the Shareholders under this Section 6 shall be paid and satisfied solely by the Escrow Agent out of the Escrow Account on behalf of the Shareholders in cash in immediately available funds.

7.

CONDITIONS TO CLOSING

.

7.1

Conditions to Each Party’s Obligation to Effect the Merger

.  The respective obligations of each Party to close the transactions contemplated by this Agreement and to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, any or all of which may be waived in writing in whole or in part only by both the Target and the Buyer at or prior to the Closing (to the extent permitted by Law):

(a)

Shareholder Approval. This Agreement shall have been approved and adopted by the requisite affirmative vote of the shareholders of the Target in accordance with the DGCL.

(b)

HSR Act.  Any applicable waiting period under the HSR Act (including extensions thereof) shall have expired or been terminated after all required filings have been made by the Parties prior to the Effective Time pursuant to the HSR Act.

(c)

No Injunctions or Restraints.  No Governmental Authority of competent jurisdiction shall have issued, promulgated, enforced or entered any order, decree, temporary restraining order, preliminary or permanent injunction, or other legal restraint or prohibition that is continuing and which prevents the consummation of the Merger.  There shall not be any pending suit, action or proceeding asserted by any Governmental Authority challenging or seeking to restrain or prohibit the consummation of the Merger or the transactions contemplated hereunder.

7.2

Conditions to the Buyer’s Obligation to Close

.  The obligation of the Buyer and the Acquisition Sub to close the transactions contemplated by this Agreement and to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, any or all of which may be waived in writing in whole or in part by the Buyer at or prior to the Closing:

(a)

Agreements and Conditions.  On or before the Closing Date, the Target shall have complied with and duly performed, in all material respects, all agreements, covenants and conditions on its part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date, except for such breaches and failures to perform as have not resulted in, and would not reasonably be expected to result in, a Material Adverse Effect.

(b)

Representations and Warranties.  The representations and warranties of the Target contained in this Agreement shall be true and correct as of the date hereof and on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except that any representation and warranty made as of a specified date shall continue to be true and correct on and as of such date), except for any such breaches or inaccuracies as have not resulted in, and would not reasonably be expected to result in, a Material Adverse Effect;

(c)

Absence of a Material Adverse Effect.  There shall have been no Material Adverse Effect since the date of this Agreement.

(d)

Officer’s Certificate.  The Buyer shall have received a certificate dated the Closing Date and executed by the Chief Executive Officer or Chief Financial Officer of the Target to the effect that the conditions set forth in Sections 7.2(a), 7.2(b) and 7.2(d) shall have been satisfied.

(e)

Secretary’s Certificate.  The Buyer shall have received a certificate, dated the Closing Date and executed by the Secretary of the Target, certifying the incumbency and signatures of the officers of the Target authorized to act on behalf of the Target in connection with the transactions contemplated hereby and attaching and certifying as true and complete copies of (i) the resolutions duly adopted by the Board of Directors of the Target authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) the Target Organizational Documents, all as may have been amended up through the Closing Date.

(f)

Certificates of Status.  The Buyer shall have received certificates of good standing with respect to the Target from the Secretary of State of the States of Delaware and Texas, in each case dated as of a date not more than ten (10) days prior to the Closing Date.

(g)

Required Consents.  All Consents listed on Schedule 7.2(g) shall have been obtained and delivered to the Buyer.

(h)

Ancillary Agreements.  The Buyer shall have received all of the Ancillary Agreements, duly executed and delivered by the parties thereto (other than the Buyer).

(i)

Resignations.  The Buyer shall have received the resignations of all of the officers and directors of the Target and its Subsidiaries set forth on Schedule 5.10.

(j)

Stockholders Agreement.  On or before the Closing Date, the Buyer shall have received satisfactory evidence that the Stockholders Agreement has been terminated.

(k)

Stock Option Plan.  On or before the Closing Date, the Buyer shall have received satisfactory evidence that the Target’s 2005 Stock Option Plan has been terminated.

(l)

Schedule 3.18(b) Obligations.  All of the Schedule 3.18(b) Obligations of the Company listed on Schedule 3.18(b) shall have been paid or satisfied in full, settled, released or otherwise cancelled or terminated; provided, that the Target shall have the right to cure any failure to satisfy such condition within fifteen (15) days after receiving written notice of such failure from the Buyer by depositing funds representing such remaining Schedule 3.18(b) Obligations into the Escrow as a deduction to the Merger Consideration payable at Closing.

7.3

Conditions to the Target’s Obligation to Close

.  The obligation of the Target to close the transactions contemplated by this Agreement and to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions, any or all of which may be waived in writing in whole or in part by the Target at or prior to the Closing:

(a)

Agreements and Conditions.  On or before the Closing Date, the Buyer and the Acquisition Sub shall have complied with and duly performed, in all material respects, all agreements, covenants and conditions on their part to be complied with and performed pursuant to or in connection with this Agreement on or before the Closing Date, except for such breaches and failures to perform as have not resulted in, and would not reasonably be expected to result in, a materially adverse effect on the Shareholders or on the authorization, validity and enforceability of this Agreement.

(b)

Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement shall be true and correct as of the date hereof and on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except that any representation and warranty made as of a specified date shall continue to be true and correct on and as of such date), except for any such breaches or inaccuracies as have not resulted in, and would not reasonably be expected to result in, a materially adverse effect on the Shareholders or on the authorization, validity and enforceability of this Agreement;

(c)

Officer’s Certificate.  The Target shall have received certificates dated the Closing Date, executed by an authorized officer of the Buyer and the Acquisition Sub, respectively, to the effect that the conditions set forth in Sections 7.3(a), 7.3(b) and 7.3(c) shall have been satisfied.

(d)

Secretary’s Certificate.  The Target shall have received certificates, dated the Closing Date and executed by the Secretary of the Buyer and the Acquisition Sub, respectively, certifying the incumbency and signatures of the officers of the Buyer and the Acquisition Sub authorized to act on behalf of the Buyer and the Acquisition Sub in connection with the transactions contemplated hereby and attaching and certifying as true and complete copies the resolutions duly adopted by the Boards of Directors of the Buyer and the Acquisition Sub authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e)

Ancillary Agreements.  The Target shall have received all of the Ancillary Agreements, duly executed and delivered by the parties thereto (other than the Target).

(f)

Merger Consideration.  The Buyer shall have delivered the Merger Consideration in accordance with Section 2.8.

(g)

Schedule 3.18(b) Obligations.  All of the Schedule 3.18(b) Obligations of the Company listed on Schedule 3.18(b) shall have been paid or satisfied in full, settled, released or otherwise cancelled or terminated; provided, that this condition shall be deemed to have been satisfied if Target elects to deposit additional funds representing such remaining Schedule 3.18(b) Obligations amount into the Escrow as a deduction to the Merger Consideration payable at Closing or Buyer agrees to waive Section 7.2(m) (to the extent not paid or satisfied) in writing within fifteen (15) days after written notice from the Target to the Buyer requesting such waiver and Buyer shall be entitled to Indemnification as set forth herein.

8.

TERMINATION

.

8.1

Termination

.  Subject to the provisions of Section 8.2, this Agreement may be terminated at any time prior to the Closing Date by any of the following:

(a)

by the mutual written agreement of the Buyer and the Target;

(b)

by either the Buyer or the Target, if the Closing shall not have occurred by ninety (90) days from the date hereof (the “Outside Date”), upon written notice by such terminating Party; provided that at the time such notice is given, a material breach of this Agreement by such terminating Party shall not be the principal reason for the failure of the Closing to occur; provided, further, that the Outside Date shall be extended for an additional sixty (60) days in the event the only remaining condition to Closing that has not been satisfied as of the Outside Date is Section 7.1(b);

(c)

by the Buyer, by written notice to the Target, if at any time prior to the Closing Date, (i) there shall be a breach of any representation or warranty by the Target in this Agreement that has caused a failure of the condition set forth in Section 7.2(b), or (ii) there shall be a breach by the Target of any of its covenants or agreements contained in this Agreement that has caused a failure of the condition set forth in Section 7.2(a), in each case; provided, that such breach is continuing at the time of termination and is incapable of being cured or has not been cured by the Target within thirty (30) days after written notice from the Buyer of such breach; or

(d)

by the Target, by written notice to the Buyer, if at any time prior to the Closing Date, (i) there shall be a breach of any representation or warranty of the Buyer or the Acquisition Sub in this Agreement that has caused a failure of the condition set forth in Section 7.3(b), or (ii) there shall be a breach by the Buyer or the Acquisition Sub of any of its covenants or agreements contained in this Agreement that has caused a failure of the condition set forth in Section 7.3(a), in each case, provided, that such breach is continuing at the time of termination and is incapable of being cured or has not been cured by the Buyer and/or Acquisition Sub within thirty (30) days after written notice from the Target of such breach.

8.2

Effects of Termination

.

(a)

If this Agreement shall be terminated as provided in Section 8.1, then this Agreement shall forthwith become void and have no further effect, without any liability on the part of any Party or its Affiliates, officers, directors, shareholders or representatives, other than liability of any Party or its Affiliates, officers, directors, shareholders or representatives, for Willful Breach of this Agreement or any breach of its covenants and agreements under this Agreement occurring prior to such termination.  Notwithstanding any termination of this Agreement, the provisions of Sections 5.11, 8.2, 9 and 10 shall survive.

(b)

If this Agreement is terminated pursuant to Section 8.1, the Parties agree that all provisions of the Confidentiality Agreement shall remain in the force and effect and each Party shall comply with its obligations thereunder, and each of the Target, the Buyer and the Acquisition Sub agrees that it shall be bound by the terms thereof as if it were a signatory thereto.

9.

SURVIVAL; INDEMNIFICATION

.

9.1

Survival of Representations

.

(a)

Notwithstanding any right of the Buyer to investigate the business and condition of the Company, the Buyer shall be entitled to rely upon the representations, warranties, covenants and agreements of the Target.  All representations and warranties contained in this Agreement (including the Disclosure Schedules) and the obligations described in Section 6 shall survive the Closing Date for a period of twelve (12) months except for the Fundamental Representations and the obligations described in Section 6, which shall survive the Closing Date for a period of eighteen (18) months, and shall then terminate; provided, however, that any such representations, warranties and obligations shall survive the time(s) that they would otherwise terminate with respect to claims of which notice has been given as provided in this Agreement prior to such termination; provided, further, that the applicable representation, warranty or obligation will survive only with respect to the particular inaccuracy or breach specified in such notice.

(b)

The covenants and agreements of the Parties contained in this Agreement shall survive until the expiration of the applicable statute of limitations applicable to the respective matters.

(c)

The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

9.2

Indemnities of the Shareholders

.

(a)

From and after the Closing, each Shareholder shall severally and with respect to itself only, to the extent of such Shareholder’s Pro Rata Share of the Escrow Amount as provided in Section 9.5(b), indemnify, defend and hold harmless the Buyer, the Acquisition Sub, the Surviving Corporation, their Affiliates (including the Company) and their respective directors, officers, shareholders, agents, successors and permitted assigns (collectively, the “Buyer Indemnified Parties”) from and against, and shall pay and reimburse the foregoing Persons for, any and all Losses relating to or arising out of:

(i)

the breach (or alleged breach if asserted by a third party) of any representation or warranty by the Target in Section 3 of this Agreement as if repeated at and as of the Closing Date without regard to any supplemental disclosure pursuant to Section 5.6 (except for any such representation and warranty made as of a specified date, in which case such representation and warranty shall be repeated at and as of such specified date without regard to any supplemental disclosure pursuant to Section 5.6); or

(ii)

the breach (or alleged breach if asserted by a third party) of any covenant or agreement of the Target contained in this Agreement that is required or otherwise contemplated to be performed at, by or prior to the Closing.

(b)

The Buyer shall take all commercially reasonable steps to mitigate any Loss subject to Section 9.2(a) upon becoming aware of any event which gives rise thereto.

9.3

Indemnity of the Buyer

.

(a)

The Buyer shall indemnify, defend and hold harmless the Shareholders and their respective directors, officers, shareholders, agents, successors, heirs, legal beneficiaries and permitted assigns (collectively, the “Shareholder Indemnified Parties”) from and against, and shall pay and reimburse the foregoing Persons for, any and all Losses relating to or arising out of:

(i)

the breach (or alleged breach if asserted by a third party) of any representation or warranty by the Buyer in Section 4 of this Agreement;

(ii)

the breach (or alleged breach if asserted by a third party) of any covenant or agreement of the Buyer or the Surviving Corporation contained in this Agreement; or

(iii)

any actual or alleged violation of the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar state or local law or regulation arising out of, or relating to, the termination of any employees of the Company from and after the Closing Date.

(b)

Each of the Shareholders shall take all commercially reasonable steps to mitigate any Loss subject to Section 9.3(a) upon becoming aware of any event which gives rise thereto.

9.4

Procedures for Indemnification; Defense

.

(a)

If any party entitled to seek indemnification under Section 9.2 or Section 9.3 (the “Indemnitee”) has a claim for indemnification under this Section 9, other than a claim for indemnification that involves a Third Party Claim, with respect to which the other party (or parties) is obligated to provide indemnification (the “Indemnifying Party”), it shall give written notice (a “Claim Notice”) to the Indemnifying Party, which notice shall describe in reasonable detail to the extent then known the nature of such claim and the factual basis and circumstances surrounding the same and set forth an estimate of the amount of Losses attributable to such claim.  The Indemnifying Party shall, within thirty (30) days after its receipt of a Claim Notice, notify the Indemnitee in writing as to whether the Indemnifying Party admits or disputes the claim described in the Claim Notice.  If the Indemnifying Party gives written notice that it admits the indemnification claim described in the Claim Notice, then the Indemnitee shall be entitled to indemnification pursuant to the provisions of this Section 9, and subject to the limitations hereof, with respect to the estimated amount of Losses stated in the Claim Notice.  If the Indemnifying Party (i) notifies the Indemnitee in writing that it disputes the claim for indemnification, (ii) notifies the Indemnitee in writing that it admits the entitlement of the Indemnitee to indemnification under this Section 9 with respect thereto but disputes the amount of the Losses in connection therewith, or (iii) fails to respond, then in any of such cases the indemnification claim described in the Claim Notice shall be a disputed indemnification claim that must be resolved by settlement between the Indemnitee and the Indemnifying Party or otherwise pursuant to, and in accordance with, the dispute resolution procedures set forth in Sections 10.12 and 10.13.

(b)

If any Indemnitee receives notice of the commencement of any Third Party Claim against such Indemnitee with respect to which an Indemnifying Party (or Indemnifying Parties) is obligated to provide indemnification pursuant to Sections 9.2 or 9.3, the Indemnitee shall give a Claim Notice to the Indemnifying Party(ies) as promptly as practicable following the Indemnitee’s receipt of such notice.  Such Claim Notice shall describe the claim in reasonable detail and shall indicate the amount (estimated if appropriate) of the Losses that have been or may be sustained by the Indemnitee.

(c)

A failure by an Indemnitee to give timely, complete or accurate Claim Notice as provided in Section 9.4(a) or Section 9.4(b) will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure to give timely notice.

(d)

The Indemnifying Party shall have the right to assume and conduct the defense in respect of a Third-Party Claim with reasonable input by and cooperation with the Indemnitee, and the Indemnifying Party shall be liable for the reasonable fees and expenses of its counsel.  The Indemnifying Party may not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnitee if (i) such judgment or settlement does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnitee of a full release from all liability in respect to such Third-Party Claim, (ii) such judgment or settlement would result in the finding or admission of any violation of Law of any Indemnitee, or (iii) as a result of such consent or settlement, injunctive or other equitable relief would be imposed against the Indemnitee or such judgment or settlement could interfere with or adversely affect the business, operations or assets of the Indemnitee.

(e)

If (i) the Indemnifying Party does not notify the Indemnitee in writing that it is exercising its right to assume and conduct the defense in respect of a Third-Party Claim within fifteen (15) days after its receipt of the applicable Claim Notice, (ii) the Indemnifying Party elects to assume and conduct the defense in respect of a Third-Party Claim and fails to take reasonable steps necessary to diligently defend such Third-Party Claim, or the Indemnitee reasonably believes the Indemnifying Party has failed to take such steps, or (iv) the Indemnifying Party has not undertaken fully to indemnify the Indemnitee in respect of all Losses relating to the matter, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs and expenses paid or incurred in connection therewith; provided, however, that (x) the Indemnifying Party shall not be liable for the costs and expenses of more than one counsel for all Indemnitees in any one jurisdiction, (y) the Indemnifying Party shall have the right to approve the defense counsel, which approval shall not be unreasonably withheld, and (z) the Indemnitee may not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld or delayed).

9.5

Limitations on Indemnification

.

(a)

Notwithstanding any provision contained in this Section 9 to the contrary:

(i)

neither the Shareholders nor the Buyer shall have any indemnification obligations for Losses under Section 9.2(a)(i) or Section 9.3(a)(i) unless and until the aggregate amount of all such Losses exceeds $500,000, and then only to the extent of such excess (the “Deductible”);

(ii)

the aggregate indemnification obligations of the Shareholders under this Section 9 shall not exceed the Escrow Amount; and

(iii)

the Buyer Indemnified Parties’ sole recourse for indemnification by the Shareholders under this Section 9 shall be by application to the Escrow Amount pursuant to the terms of the Escrow Agreement.

(b)

Neither the Shareholders nor the Buyer shall have any liability for any punitive, exemplary, special, consequential, incidental or indirect damages in connection with direct claims against the other (i.e., claims other than those asserted by a third party).  The Shareholders and the Buyer acknowledge and agree that punitive, exemplary, special, consequential, incidental or indirect damages awarded in favor of a third party in connection with a claim that is indemnifiable hereunder are direct damages of the Indemnitee and are fully recoverable hereunder subject to the limitations above.

9.6

Payment of Indemnification Payments

.

(a)

Any and all indemnification obligations of the Shareholders under this Section 9 shall be paid and satisfied solely by the Escrow Agent out of the Escrow Account on behalf of the Shareholders in cash in immediately available funds.

(b)

Any and all indemnification obligations of the Buyer under this Section 9 shall be paid and satisfied by Buyer in cash in immediately available funds.

9.7

Calculation of Losses

.

(a)

The amount of any Losses for which indemnification is provided under this Section 9 shall be net of (i) ninety-five percent (95%) of any amounts actually recovered by the Indemnitee under insurance policies or otherwise with respect to such Losses (net of any Tax or expenses incurred in connection with such recovery), and (ii) any amounts recovered by the Indemnitee Collateral Sources.  Furthermore, any benefits received by Buyer and its Affiliates from the Schedule 3.18(b) Obligations will be credited dollar for dollar to any indemnification obligations of the Shareholders arising out of such Schedule 3.18(b) Obligations.

(b)

With respect to any Losses that the Indemnitee would be able to make a bona fide claim against any insurance or Collateral Sources, the Indemnitee shall use its commercially reasonable efforts to seek recovery from such insurance or Collateral Sources as soon as reasonably practicable.  With respect to any Losses that the Indemnitee would have been able to offset against any Collateral Sources constituting promissory notes issued by the Company in connection with any acquisition consummated prior to the Closing Date, except that such offset rights have been terminated or reduced because Buyer or the Surviving Corporation has either prepaid, refinanced or transferred such promissory notes to another Person, the amount of such Losses shall be deemed to be offset and reduced by the total amount of such offset that would have been available to Indemnitee if such promissory notes had not been paid, refinanced or transferred.

9.8

Exclusive Remedy

.  From and after the Closing, the sole and exclusive remedy under this Agreement of any Party hereto (including any breach or failure to be true and correct, or alleged breach or failure to be true and correct, of any representation or warranty or any covenant or agreement in this Agreement), shall be indemnification in accordance with this Section 9.  In furtherance of the foregoing, the Parties hereby waive, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action (including rights of contributions, if any) known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against the Shareholders, the Buyer or the Surviving Corporation, as the case may be, arising under or based upon any federal, state or local Law.  Notwithstanding the foregoing, this Section 9.8 shall not operate to limit the rights of the Parties to seek equitable remedies (including specific performance or injunctive relief) or (ii) limit the right of any Party to seek any available remedy for a termination of this Agreement not in accordance with Section 8.1.

9.9

Treatment of Indemnity Payments

.  It is the intent of the Parties that amounts paid under this Section 9 shall represent an adjustment to the Merger Consideration and the Parties will report such payments consistent with such intent.

10.

MISCELLANEOUS PROVISIONS

.

10.1

Execution in Counterparts

.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

10.2

Notices

.  All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be delivered personally, sent by facsimile transmission, delivered by a recognized overnight courier or express mail service for next Business Day delivery (and requiring proof or delivery or receipt) or posted in the United States mail by registered or certified mail, with postage pre-paid, return receipt requested, and shall be deemed given when so delivered personally, sent by facsimile transmission with electronic confirmation of receipt, the next day after delivered to such overnight courier or express mail service or three (3) Business Days after the date of mailing, as follows:

(a)	If to the Buyer (and following the Closing, the Company) to:	with a copy to (which shall not constitute notice):

	Stericycle, Inc. 28161 North Keith Drive Lake Forest, Illinois 60045 Attn: Mark C. Miller	Johnson and Colmar 300 South Wacker Drive, Suite 1000 Chicago, Illinois 60606 Attn: Craig P. Colmar
	Tel. No.: (847) 367-5910 Fax No.: (847) 367-9462	Tel. No.: (312) 922-1980 Fax No.: (312) 922-9283

(b)	If to the Company prior to the Closing:	with a copy to (which shall not constitute notice):

	MedServe, Inc. 6565 West Loop South Suite 400 Bellaire, TX 77401 Tel. No.: (713) 580-4000 Fax No.: (713) 580-4005 Attn: Roger A. Ramsey	Porter & Hedges, L.L.P. 1000 Main Street 36th Floor Houston, TX 77002 Tel. No.: (713) 226-6690 Fax No.: (713) 226-6240 Attn: James W. Ryan

(c)	If to the Shareholders’ Rep:	with a copy to (which shall not constitute notice):

	Avista Capital Partners, L.P. 1000 Louisiana Street Houston, Texas 77002 Attn: Robert Cabes Tel. No.: 713-328-1085 Fax No.: 713-328-1097	Locke Lord Bissell & Liddell LLP 600 Travis Street, Suite 3400 Houston, Texas 77002 Attn: Joe Perillo Tel. No.: (713) 226-1284 Fax No.: (713) 229-2610

Any Party may, by notice given in accordance with the provisions of this Section 10.2 to the other Parties, designate another address or individual for receipt of notices hereunder.

10.3

Amendments; Waivers

.  This Agreement may be amended or modified at any time and any provision(s) waived, but only by a written instrument executed by all of the Parties.

10.4

Entire Agreement

.  This Agreement and the Ancillary Agreements constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof, and, except for the Confidentiality Agreement, the Escrow Agreement and the Letters of Transmittal, all of which survive the execution hereof, supersede all prior term sheets, agreements and understandings, oral and written, between the Parties with respect to the subject matter hereof and thereof.

10.5

Fees and Disbursements

.  Whether or not the Merger if consummated, all costs and expenses, including the fees and disbursements of any counsel and accountants retained by them, incurred by them in connection with the preparation, execution, delivery and performance of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective Party incurring such fees and expenses.

10.6

Assignment

.  This Agreement may not be assigned by any Party without the prior written consent of the other Parties; provided, however, that the Buyer may assign or delegate any or all rights or obligations hereunder to an Affiliate; and provided, further, that the Buyer may assign or delegate any or all of its rights or obligations hereunder, including its rights under Sections 9 and 10, to any subsequent purchaser of the Business, the Company, the Buyer or all or substantially all of the Buyer’s or the Company’s assets.

10.7

Binding Effect; Benefits

.  This Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective heirs, legal representatives, successors and permitted assigns.  Except as provided in Sections 9.2 and 9.3, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties, and their respective heirs, legal representatives, successors and permitted assigns, any rights, remedies, obligations or liabilities under, in connection with or by reason of this Agreement.

10.8

Severability

.  If in any jurisdiction any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

10.9

Appointment and Duties of the Shareholders’ Representative

.

(a)

Each Shareholder shall, for itself, himself or herself and its, his or her heirs, representatives, successors and assigns, by executing the Letter of Transmittal or the consent of the stockholders of the Target approving the Merger (or other appointment authorization executed in connection with an amendment to their respective Company Option or Company Warrant) (collectively, the “Representative Appointment Document”) irrevocably constitute and appoint Avista Capital Partners, L.P. and its successors, acting as hereinafter provided, as their attorney-in-fact and agent in their name, place and stead in connection with the authority granted to such Shareholders’ Rep pursuant to this Section 10.9, and acknowledges that such appointment is coupled with an interest and shall survive the death, incompetency, bankruptcy or liquidation of such Shareholder.  By executing this Agreement under the heading “Shareholders’ Rep,” Avista Capital Partners, L.P. hereby (i) accepts its appointment and authorization to act as Shareholders’ Rep as attorney-in-fact and agent on behalf of the Shareholders in accordance with the terms of this Agreement, and (ii) agrees to perform its obligations under, and otherwise comply with, this Section 10.9.

(b)

Each Shareholder by such appointment (i) authorizes the Shareholders’ Rep subsequent to the Closing to take any and all actions required or permitted to be taken by the Shareholders’ Rep under or in connection with this Agreement, and for the following additional purposes: (A) to give and receive notices and communications to or from the Buyer and the Surviving Corporation relating to this Agreement and the Ancillary Agreements and the other transactions contemplated by this Agreement and the Ancillary Agreements; (B) to execute and deliver the Net Merger Consideration Payment Schedule at the Closing, to give and receive notices and communications to or from Paying Agent in matters relating to the Net Merger Consideration Payment Schedule, and to otherwise perform the Shareholders’ Rep’s obligations as set forth in the Net Merger Consideration Payment Schedule; (C) to act on such Shareholder’s behalf with respect to any arbitration initiated or otherwise conducted pursuant to Section 10.12 or any mediation initiated or otherwise conducted pursuant to Section 10.13, including selecting or designating any arbitrator or mediator; (D) to authorize deliveries to the Buyer of cash from the Escrow Account in satisfaction of claims for indemnification pursuant to Section 9.2; (E) to authorize deliveries to the Shareholders of cash from the Escrow Account once such funds are eligible for distribution therefrom; (F) to establish a reserve in an amount not to exceed Five Hundred Thousand Dollars ($500,000) from the Merger Consideration with respect to the Shareholders based upon their respective Pro Rata Shares, to fund potential Out-Of-Pocket Fees (as defined in subsection (e) below) of the Shareholders’ Rep that are reasonably necessary in the opinion of the Shareholders’ Rep in order to carry out its authorized duties hereunder (the “Shareholders’ Rep Reserve”); provided, that the Shareholders’ Rep Reserve shall also be available to the Shareholders’ Rep to satisfy any indemnification obligations of the Shareholder pursuant to this Section 10.9, (G) to initiate or to refrain from initiating or to dispute or to refrain from disputing any indemnity or other claim under this Agreement and the Ancillary Agreements, as the Shareholders’ Rep, in its sole discretion, determines to be necessary or desirable; (H) to negotiate, compromise and resolve any dispute which may arise under this Agreement or the Ancillary Agreements, as the Shareholders’ Rep, in its sole discretion, determines to be necessary or desirable; (I) to exercise or refrain from exercising remedies available under this Agreement and the Ancillary Agreements and to sign any release or other document with respect to such dispute or remedy, as the Shareholders’ Rep, in its sole discretion, determines to be necessary or desirable; (J) to consent or agree to any amendment to this Agreement or the Ancillary Agreements, as the Shareholders’ Rep, in its sole discretion, determines to be necessary or desirable; (K) to execute and deliver waivers and consents in connection with this Agreement and the Ancillary Agreements as the Shareholders’ Rep, in its sole discretion, determines to be necessary or desirable; (L) to prepare and file Tax Returns in accordance with Section 6.3 and (M) to take all actions necessary or appropriate in the sole discretion of the Shareholders’ Rep for the accomplishment of the foregoing, in each case without having to seek or obtain the consent of any Shareholder, and (ii) agrees to be bound by all agreements and determinations made by and documents executed and delivered by the Shareholders’ Rep pursuant to the authority granted to it hereunder.  The Shareholders’ Rep shall have no duties or responsibilities except those expressly set forth in this Agreement and the Representative Appointment Documents.

(c)

Each Shareholder through the execution of the Representative Appointment Document expressly acknowledges and agrees that the Shareholders’ Rep is authorized to act on its behalf, notwithstanding any dispute or disagreement between any Shareholder and the Shareholders’ Rep, and each Indemnitee and any other Person shall be entitled to rely on any and all actions taken by the Shareholders’ Rep under this Agreement without any liability to, or obligation to inquire of, any of the Shareholders.  Any notice or communication given or received by, and any decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, the Shareholders’ Rep that is within the scope of the Shareholders’ Rep’s authority under this Section 10.9 shall constitute a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of all the Shareholders and shall be final, binding and conclusive upon each such Shareholder.  Each Indemnitee and any other Person shall be entitled to rely upon any such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction as being a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, each and every such Shareholder.

(d)

The Shareholders’ Rep shall not be liable for any act done or omitted hereunder as Shareholders’ Rep unless due to gross negligence or willful misconduct, and each Shareholder is hereby deemed to have waived any claim it may have or assert, including those that may arise in the future, against the Shareholders’ Rep for any action or inaction taken or not taken by Shareholders’ Rep in such capacity.  The Shareholders shall severally (based upon their respective Pro Rata Shares) indemnify and hold harmless the Shareholders’ Rep, Shareholders’ Rep’s Affiliates, and each of their officers, directors, partners, members, employees, representatives and agents (each a “Shareholders’ Rep Party” and collectively the “Shareholders’ Rep Parties”), against any and all losses, liabilities, claims, obligations, penalties, damages, costs and expenses (including all reasonable attorneys’ fees and disbursements and other costs incurred or sustained in connection with the investigation, defense or prosecution of any such claim or any action or proceeding, whether or not involving a third-party claim or otherwise), incurred without gross negligence or willful misconduct on the part of the Shareholders’ Rep and arising out of or in connection with any act or omission by the Shareholders’ Rep relating to the services to be performed pursuant to its appointment as set forth in this Section 10.9.  THE INDEMNIFICATION PROVISIONS IN THIS SECTION 10.9(D) SHALL BE ENFORCEABLE REGARDLESS OF WHETHER ANY PERSON ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE SHAREHOLDERS’ REP PARTIES OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE ANY SHAREHOLDERS’ REP PARTY. Under no circumstances whatsoever shall any Shareholders’ Rep Party be required to incur any cost, expense or other monetary obligation in connection with acting as Shareholders’ Rep, including any costs (including reasonable attorneys’ fees) relating to any third party claim.  Each Shareholder agrees that if all funds in the Shareholders’ Rep Reserve have been expended, then any funds held pursuant to the Escrow Agreement that would otherwise be deliverable to the Shareholders (the “Remaining Escrow Amount”), shall be available to Shareholders’ Rep to satisfy any indemnification obligations of the Shareholders pursuant to this Section 10.9 (whether such obligations have accrued or are reasonably anticipated); provided, however, that the Shareholders’ indemnification obligations pursuant to this Section 10.9 shall not be limited to the Shareholders’ Rep Reserve and the Remaining Escrow Amount.  The Shareholders’ Rep shall also be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Shareholders’ Rep pursuant to such advice shall in no event subject the Shareholders’ Rep to liability to any Shareholder. Furthermore, each Shareholder hereby covenants and agrees not to institute any suit or cause of action of any kind or nature against any Shareholders’ Rep Party arising out of or related to its service as the Shareholders’ Rep except and to the extent such suit or cause of action is based on the gross negligence or willful misconduct of the Shareholders’ Rep.  The Shareholders’ Rep’s right of indemnification and the Shareholders’ obligation not to sue as set forth in this Section 10.9(d), shall survive (i) the termination of this Agreement and the Ancillary Agreements, (ii) the resignation of the Shareholders’ Rep and its replacement by a successor Shareholders’ Rep, and (iii) any other event that occurs after the date of this Agreement.

(e)

The Shareholders’ Rep shall have the authority, in its sole and absolute discretion, to incur out-of-pocket fees, cost and expenses in connection with the performance of its duties pursuant to this Section 10.9 (and related Representative Appointment Document), including reasonable fees and expenses of legal counsel, accountants, investment bankers or other advisors (collectively, the “Out-of-Pocket Fees”).  The Shareholder’s Rep shall also be entitled to fees equal to ten percent (10%) of the Out Of Pocket Fees for its services provided as Shareholders’ Rep (the “Service Fees”).    Any and all Out-Of-Pocket Fees and Service Fees shall be funded by the Shareholders’ Rep (i) first, out of the Shareholders’ Rep Reserve, and (ii) then, out of the Remaining Escrow Amount, if any; provided, however, that if the amounts from (i) and (ii) of this Section 10(e) are insufficient to pay the Out-of-Pocket Fees and Service Fees, each Shareholder, promptly upon the Shareholders’ Rep’s request shall deliver to the Shareholders’ Rep payment of his, her or its Pro Rata Share of the amount of such deficiency.

(f)

Shareholders’ Rep may resign at any time upon written notice to Buyer and the Shareholders.  If Avista Capital Partners, L.P. ceases to function in its capacity as the Shareholders’ Rep for any reason whatsoever, then the Shareholders, by action of the Shareholders who formerly held a majority of the Fully Diluted Shares Outstanding immediately prior to Closing, shall have the right to appoint its successor; provided, however, that if for any reason no successor has been appointed pursuant to the foregoing within sixty (60) days, then the Buyer shall have the right to appoint a successor (which successor shall be independent of the Buyer and its Affiliates).

(g)

The authorizations of the Shareholders’ Rep shall be effective until its rights and obligations under this Agreement and the Net Merger Consideration Payment Schedule terminate by virtue of the termination of any and all obligations of the Shareholders’ Rep and the Buyer under this Agreement and the Net Merger Consideration Payment Schedule.

(h)

The Shareholders’ Rep shall be entitled to engage the Surviving Corporation to perform any administrative or clerical services reasonably required to be performed by the Shareholders’ Rep hereunder including, without limitation, sending notices, collecting consents or signatures, calculating disbursements and any withholding thereon, and making disbursements against reimbursement from any reserve established by the Shareholders’ Rep.  The Shareholders’ Rep is authorized to compensate the Surviving Corporation for the value of any services so performed.  The Surviving Corporation agrees to provide its reasonable cooperation to allow the Shareholders’ Rep to perform its services pursuant to this Section 10.9.

10.10

Governing Law

.  This Agreement and the legal relations among the Parties shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts negotiated, made and performed in such State without giving effect to the choice of law principles of such State that would require or permit the application of the laws of another jurisdiction.

10.11

Specific Performance

.  The Parties acknowledge that the rights of each Party to consummate the transactions contemplated hereby are special, unique and of extraordinary character, and that, in the event that any Party violates or fails and refuses to perform any covenant made by it herein, the other Party or Parties will be irreparably damaged and without adequate remedy at Law.  Therefore, the obligations of the Target, the Buyer and the Acquisition Sub under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith.  Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

10.12

Arbitration

.

(a)

Except as set forth in Section 10.11, any dispute between the Parties with respect to any claim for indemnification or otherwise arising under this Agreement shall be resolved by binding arbitration in accordance with the following provisions, provided, however, that (i) before initiating arbitration or litigation, the Parties agree that they will participate in mediation as provided in Section 10.13, and (ii) any Party may seek injunctive relief or other equitable relief to preserve the status quo pending arbitration.

(b)

Any Party to this Agreement may submit any dispute that is subject to arbitration by giving written notice to the other Parties.  Within thirty (30) days after receipt of such notice by such other Parties, the Parties will select an arbitrator.  If the Parties are unable to agree on an arbitrator within such thirty (30) day period, then either Party may, upon at least five (5) days prior written notice to the other Party, request the American Arbitration Association to appoint the arbitrator.  The American Arbitration Association may thereupon appoint the arbitrator.  The arbitrator shall be impartial and unrelated, directly or indirectly, so far as rendering of services is concerned to either of the Parties or any of their respective Affiliates.  The arbitration shall be conducted in Atlanta, Georgia in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect, except as otherwise provided in this Section, and the arbitrator shall be paid on an hourly basis, except as otherwise mutually agreed.

(c)

The arbitrator shall investigate the facts and may, in his or her discretion, hold hearings, at which the Parties hereto may present evidence and arguments, be represented by counsel and conduct cross-examination.  The arbitrator shall render a written decision on the matter presented as soon as practicable after his or her appointment and in any event not more than ninety (90) days after such appointment.  The decision of the arbitrator, which may include equitable relief, shall be final and binding on the Parties, and judgment upon the decision may be entered in any court having jurisdiction thereof.  The prevailing Party(ies) shall be awarded reasonable attorneys’ fees, expert and non-expert witness costs and expenses incurred in connection with the arbitration, and the fees and costs of the arbitrator shall be borne by the nonprevailing Party(ies) unless, in either case, the arbitrator for good cause determines otherwise.  In resolving any dispute, the arbitrator shall apply the provisions of this Agreement and applicable Law, without varying therefrom in any respect.  The arbitrator shall not have the power to add to, modify or change any of the provisions of this Agreement.

(d)

The Shareholders’ Rep (including any applicable successor thereto) shall have the sole and exclusive authority (subject to its right to transfer or delegate such authority to any Person of its choosing) to act on behalf of the Shareholders pursuant to this Section 10.12.

10.13

Mediation.

(a)

Agreement to Use Procedure.  The Parties have entered into this Agreement in good faith and in the belief that it is mutually advantageous to them.  It is with that same spirit of cooperation that they pledge to attempt to resolve any dispute amicably without the necessity of litigation.  Accordingly, they agree if any dispute arises between them relating to this Agreement (the “Dispute”), they will first utilize the procedures specified in this Section 10.14 (the “Procedure”) prior to engaging in arbitration or (subject to Section 10.12) litigation.

(b)

Initiation of Procedure.  Any Party seeking to initiate the Procedure (the “Initiating Party”) shall give written notice to the other Parties, describing in general terms the nature of the Dispute, the Initiating Party’s claim for relief and identifying one or more individuals with authority to settle the Dispute on such Initiating Party’s behalf.  The Party(s) receiving such notice (the “Responding Party”, whether one or more) shall have five (5) Business Days within which to designate by written notice to the Initiating Party, one or more individuals with authority to settle the Dispute on such Responding Party’s behalf.  The individuals so designated shall be known as the “Authorized Individuals.”  The Initiating Party and the Responding Party shall collectively be referred as the “Disputing Parties” or individually “Disputing Party.”

(c)

Direct Negotiations.  The Authorized Individuals shall be entitled to make such investigation of the Dispute as they deem appropriate, but agree to promptly, and in no event later than ten (10) days from the date of the Initiating Party’s written notice, meet to discuss resolution of the Dispute.  The Authorized Individuals shall meet at such times and places and with such frequency as they may agree.  If the Dispute has not been resolved within five (5) days from the date of their initial meeting, the Disputing Parties shall cease direct negotiations and shall submit the Dispute to mediation in accordance with the procedure described below.

(d)

Selection of Mediator.  The Authorized Individuals shall have three (3) Business Days from the date they submit the Dispute to mediation to submit to each other a written list of acceptable qualified attorney-mediators not affiliated with any of the Parties or their Affiliates.  Within three (3) days from the date of receipt of such list, the Authorized Individuals shall rank the mediators in numerical order of preference and exchange such rankings.  If one or more names are on both lists, the highest ranking person shall be designated as the mediator.  If no mediator has been selected under this procedure, the Disputing Parties agree jointly to request a State or Federal District Judge of their choosing (or it they cannot agree, the Local Administrative Judge for Fulton County, Georgia), to supply within five (5) Business Days a list of potential qualified attorney-mediators.  Within three (3) Business Days of receipt of the list, the Authorized Individuals shall again rank the proposed mediators in numerical order of preference and shall simultaneously exchange such list and shall select as the mediator the individual receiving the highest combined ranking.  If such mediator is not available to serve, they shall proceed to contact the mediator who was next highest in ranking until they are able to agree upon a mediator.

(e)

Time and Place of Mediation.  In consultation with the mediator selected, the Authorized Individuals shall promptly designate a mutually convenient time and place for the mediation, and unless circumstances require otherwise, such time to be not later than ten (10) days after selection of the mediator.

(f)

Exchange of Information.  In the event any Disputing Party to this Agreement has substantial need for information in the possession of another Disputing Party to this Agreement in order to prepare for the mediation, all Disputing Parties shall attempt in good faith to agree to procedures for the expeditious exchange of such information, with the help of the mediator if required.

(g)

Summary of Views.  At least three (3) days prior to the first scheduled session of the mediation, each Disputing Party shall deliver to the mediator and to the other Disputing Parties a concise written summary of its views on the matter in Dispute, and such other matters required by the mediator.  The mediator may also request that a confidential issue paper be submitted by each Disputing Party to him.

(h)

Parties to be Represented.  In the mediation, each Disputing Party shall be represented by an Authorized Individual and may be represented by counsel.  In addition, each Disputing Party may, with permission of the mediator, bring such additional Persons as needed to respond to questions, contribute information, and participate in the negotiations.

(i)

Conduct of Mediation.  The mediator shall determine the format for the meetings, designed to assure that both the mediator and the Authorized Individuals have an opportunity to hear an oral presentation of each Disputing Party’s views on the matter in dispute, and that the authorized parties attempt to negotiate a resolution of the matter in dispute, with or without the assistance of counsel or others, but with the assistance of the mediator.  To this end, the mediator is authorized to conduct both joint meetings and separate private caucuses with the Disputing Parties.  The mediation session will be private.  The mediator will keep confidential all information learned in private caucus with any Disputing Party unless specifically authorized by such Disputing Party to make disclosure of the information to the other Disputing Party.  The Disputing Parties agree to sign a document agreeing that the mediator shall be governed by the provisions of such rules as the mediator shall prescribe.  The Disputing Parties commit to participate in the proceedings in good faith, with the intention of resolving the Dispute if at all possible.

(j)

Termination of Procedure.  The Disputing Parties agree to participate in the mediation procedure to its conclusion.  The mediation shall be terminated (i) by the execution of a settlement agreement by the Disputing Parties, (ii) by a declaration of the mediator that the mediation is terminated, or (iii) by a written declaration of a Disputing Party to the effect that the mediation process is terminated at the conclusion of one full day’s mediation session.

(k)

Fees of Mediation; Disqualification.  The fees and expenses of the mediator shall be shared equally by the Disputing Parties.  The mediator shall be disqualified as a witness, consultant, expert or counsel for any Disputing Party with respect to the Dispute and any related matters.

(l)

Confidentiality.  Mediation is a compromise negotiation for purposes of Federal and State Rules of Evidence and constitutes privileged communication.  The entire mediation process is confidential, and no stenographic, visual or audio record shall be made.  All conduct, statements, promises, offers, views and opinions, whether oral or written, made in the course of the mediation by any Disputing Party, their agents, employees, representatives or other invitees and by the mediator are confidential and shall, in addition and where appropriate, be deemed privileged.  Such conduct, statements, promises, offers, views and opinions shall not be discoverable or admissible for any purpose, including impeachment, in any litigation or other proceeding involving the Parties, and shall not be disclosed to anyone not an agent, employee, expert, witness, or representative of any of the Parties; provided, however, that evidence otherwise discoverable or admissible is not excluded from discovery or admission as a result of its use in the mediation.

(m)

Shareholders’ Rep.  The Shareholders’ Rep (including any applicable successor thereto) shall have the sole and exclusive authority (subject to its right to transfer or delegate such authority to any Person of its choosing) to act on behalf of the Shareholders pursuant to this Section 10.13.

[signature page follows]

1

IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger the day and year first above written.

BUYER:

STERICYCLE, INC.

a Delaware corporation

By:

/s/ MARK C. MILLER

Name:

Mark C. Miller

Title:

President and CEO

ACQUISITION SUB:

ATMW ACQUISITION CORP.

a Delaware corporation

By:

/s/ MARK C. MILLER

Name:

Mark C. Miller

Title:

President

THE COMPANY:

MEDSERVE, INC.

a Delaware corporation

By:

/s/ ROGER A. RAMSEY

Name:

Roger A. Ramsey

Title:

Chairman and Chief Executive Officer

THE SHAREHOLDERS’ REP:

AVISTA CAPITAL PARTNERS, L.P.

By:

/s/ ROBERT CABES

Name:

Robert Cabes

Title:

Authorized Signatory

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]